                       Exhibit10.1

Exhibit 1.1

BUSINESS FINANCING AGREEMENT

Borrower:	ADESTO TECHNOLOGIES CORPORATION	Lender:	WESTERN ALLIANCE BANK, an Arizona corporation
	1250 Borregas Avenue		55 Almaden Boulevard, Suite 100
	Sunnyvale, CA 94089		San Jose, CA 95113

This BUSINESS FINANCING AGREEMENT, dated as of July 7, 2016, is made and entered into between WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION (“Lender”) and ADESTO TECHNOLOGIES CORPORATION, a Delaware corporation (“Borrower”) on the following terms and conditions:

1.	REVOLVING CREDIT LINE.
1.1

Advances. Subject to the terms and conditions of this Agreement, from the date on which this Agreement becomes effective until the Maturity Date, Lender will make Advances to Borrower not exceeding the Credit Limit or the Borrowing Base, whichever is less; provided that in no event shall Lender be obligated to make any Advance that results in an Overadvance or while any Overadvance is outstanding. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement. It shall be a condition to each Advance that (a) an Advance Request acceptable to Lender has been received by Lender, (b) all of the representations and warranties set forth in Section 3 are true and correct on the date of such Advance as though made at and as of each such date except for representations and warranties that refer to a specific earlier date which must have been true and correct as of such earlier date, and (c) no Default has occurred and is continuing, or would result from such Advance.

1.2

Advance Requests. Borrower may request that Lender make an Advance by delivering to Lender an Advance Request therefor and Lender shall be entitled to rely on all the information provided by Borrower to Lender on or with the Advance Request. The Lender may honor Advance Requests, instructions or repayments given by the Borrower (if an individual) or by any Authorized Person.

1.3

Due Diligence. Lender may audit Borrower’s Receivables and any and all records pertaining to the Collateral, at Lender’s sole discretion and at Borrower’s expense. The first such audit shall be completed prior to the first Advance being made and no less often than annually thereafter. Lender may at any time and from time to time contact Account Debtors and other persons obligated or knowledgeable in respect of Receivables to confirm the Receivable Amount of such Receivables, to determine whether Receivables constitute Eligible Receivables, and for any other purpose in connection with this Agreement. If any of the Collateral or Borrower's books or records pertaining to the Collateral are in the possession of a third party, Borrower authorizes that third party to permit Lender or its agents to have access to perform inspections or audits thereof and to respond to Lender's requests for information concerning such Collateral and records.

1.4	Collections.
(a)

Lender shall have the exclusive right to receive all Collections on all Receivables. Borrower shall (i) immediately notify, transfer and deliver to Lender all Collections Borrower receives for deposit into an account under the sole control of Lender (the “Collection Account”), (ii) deliver to Lender a detailed cash receipts journal on Friday of each week until the Lockbox is operational, and (iii) immediately enter into a collection services agreement acceptable to Lender (the “Lockbox Agreement”) pursuant to which all Collections received in the Lockbox shall be deposited into the Collection Account. Borrower shall use the Lockbox address as the remit to and payment address for all of Borrower’s Collections from Account Debtors, and Borrower shall instruct all Account Debtors to make payments either directly to the Lockbox for deposit by Lender directly to the Collection Account, or instruct them to deliver such payments to Lender by wire transfer, ACH, or other means as Lender may direct for deposit to the Lockbox or Collection Account. It will be considered an immediate Event of Default if this does not occur or the Lockbox is not operational within 15 days of the date of this Agreement.

(b)

At Lender’s option, Lender may either (i) transfer all Collections deposited into the Collection Account to Borrower’s Account, or (ii) apply the Collections deposited into the Collection Account to the outstanding Account Balance, in either case, within three business days of the date received; provided that upon the occurrence and during the continuance of any Default, Lender may apply all Collections to the Obligations in such order and manner as Lender may determine. Lender has no duty to do any act other than to apply such amounts as required above. If an item of Collections is not honored or Lender does not receive good funds for any reason, any amount previously transferred to Borrower’s Account or applied to the Account Balance shall be reversed as of the date transferred or applied, as applicable, and, if applied to the Account Balance, the Finance Charge will accrue as if the

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Collections had not been so applied. Lender shall have, with respect to any goods related to the Receivables, all the rights and remedies of an unpaid seller under the UCC and other applicable law, including the rights of replevin, claim and delivery, reclamation and stoppage in transit.

1.5

Receivables Activity Report. Within 30 days after the end of each Month End, Lender shall send to Borrower a report covering the transactions for the prior billing period , including the amount of all Advances, Collections, Adjustments, Finance Charges, and other fees and charges. The accounting shall be deemed correct and conclusive unless Borrower makes written objection to Lender within 30 days after the Lender sends the accounting to Borrower.

1.6

Adjustments. Any Adjustments or disputes asserted by any Account Debtor will be, on a monthly basis (after receipt by Lender of the reporting required by Section 4.9(g) hereof), reviewed with Lender, in a matter satisfactory to Lender, and Lender will have the right to adjust the Borrowing Base reserve based on such review. So long as any Obligations are outstanding, Lender shall have the right, at any time, to take possession of any rejected, returned, or recovered personal property. If such possession is not taken by Lender and upon Lender’s request, Borrower is to resell it for Lender’s account at Borrower’s expense with the proceeds made payable to Lender. While Borrower retains possession of any returned goods, Borrower shall segregate said goods and mark them as property of Lender.

1.7

Recourse; Maturity. Advances and the other Obligations shall be with full recourse against Borrower. On the Maturity Date, the Borrower will pay all then outstanding Advances and other Obligations to the Lender or such earlier date as shall be herein provided.

1.8

Cash Management Services. Borrower may use availability hereunder up to the Cash Management Sublimit for Lender's cash management services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in various cash management services agreements related to such services (the “Cash Management Services”). The entire Cash Management Sublimit will be treated as an Advance for purposes of determining availability under the Credit Limit and shall decrease, on a dollar-for-dollar basis, the amount available for other Advances. The Cash Management Services shall be subject to additional terms set forth in applicable cash management services agreements. If at any time this Agreement is terminated or otherwise ceases to exist, Borrower shall immediately secure in cash all obligations with respect to Cash Management Services on terms reasonably acceptable to Lender.

1.9	Overadvances. Upon any occurrence of an Overadvance, Borrower shall immediately pay down the Advances such that, after giving effect to such payments, no Overadvance exists.
1.10	Term Loan.
(a)

Term Loan. Subject to the terms and conditions of this Agreement, on the date hereof, or as soon thereafter as all conditions precedent to the making thereof have been met, Lender hereby agrees to make a loan to Borrower in the principal amount of $18,000,000 (the “Term Loan”) which shall be used to refinance all indebtedness owing from Borrower to Opus Bank and for general working capital.

(b)	Interest on the Term Loan. The outstanding principal amount of the Term Loan shall accrue interest at the Term Loan Rate and shall be payable in accordance with Section 1.10(c).
(c)

Repayment. Borrower shall make “interest only” payments on the outstanding principal amount of the Term Loan beginning on July 10, 2016 and on the tenth (10th) calendar day of each month thereafter. Borrower shall repay the Term Loan in (i) 33 equal monthly installments of principal, plus (ii) monthly payments of interest beginning on October 10, 2016, and on the 10th calendar day of each month thereafter, until the Term Loan Maturity Date. In any event, on the Term Loan Maturity Date, Borrower will repay the remaining principal balance plus any interest then due on the Term Loan.

(d)	Prepayment. Borrower may prepay all but not less than all of the Term Loan at any time along with the Termination Fee.
2.	FEES AND FINANCE CHARGES.
2.1

Finance Charges. Lender may, but is not required to, deduct the amount of accrued Finance Charge from Collections received by Lender. The accrued and unpaid Finance Charge shall be due and payable within 10 calendar days after each Month End during the term hereof.

2.2	Fees.
(a)	Maintenance Fee. On each Month End, Borrower shall pay to lender the accrued unpaid Maintenance Fee for the Monthly Period ending on such Month End.

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(b)	Termination Fee. In the event this Agreement is terminated prior to the first anniversary of the date of this Agreement, Borrower shall pay the Termination Fee to Lender.
(c)	Facility Fee. Borrower shall pay the Facility Fee to Lender promptly upon the execution of this Agreement and annually thereafter.
(d)

Cash Management Fees. Borrower shall pay to Lender fees in connection with the Cash Management Services as determined in accordance with Lender’s standard fees and charges then in effect for such activity.

(e)

Due Diligence Fee. Borrower shall pay the Due Diligence Fee to Lender promptly upon the execution of this Agreement (payment of which Lender hereby acknowledges has been received) and annually thereafter.

(f)	Term Loan Facility Fee. Borrower shall pay the Term Loan Facility Fee to Lender promptly upon the execution of this Agreement.
3.	REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants:
3.1

No representation, warranty or other statement of Borrower in any certificate or written statement given to Lender contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

3.2

Borrower is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified unless such failure to be in good standing or qualified and licensed would not reasonably be expected to result in a material adverse effect.

3.3

The execution, delivery and performance of this Agreement has been duly authorized, and does not conflict with Borrower’s organizational documents, nor constitute an Event of Default under any material agreement by which Borrower is bound. Borrower is not in default under any material agreement to which or by which it is bound.

3.4	Borrower has good title to the Collateral and all inventory, subject to Permitted Liens, is in all material respects of good and marketable quality, free from material defects.
3.5

Borrower’s name, form of organization, chief executive office, and the place where the records concerning all Receivables and Collateral are kept is set forth at the beginning of this Agreement, Borrower is located at its address for notices set forth in this Agreement.

3.6

If Borrower owns, holds or has any interest in, any copyrights (whether registered, or unregistered), patents or trademarks, and licenses of any of the foregoing, such interest has been specifically disclosed and identified to Lender in writing.

4.	MISCELLANEOUS PROVISIONS. Borrower will:
4.1

Maintain its corporate existence and good standing in its jurisdiction of incorporation and maintain its qualification in each jurisdiction necessary to Borrower's business or operations and not merge or consolidate with or into any other business organization, or acquire all or substantially all of the capital stock or property of a third party, unless (i) any such acquired entity becomes a “borrower” under this Agreement and (ii) Lender has previously consented to the applicable transaction in writing.

4.2	Give Lender at least 30 days prior written notice of changes to its name, organization, chief executive office or location of records.
4.3	Pay all its taxes including gross payroll, withholding and sales taxes when due and will deliver satisfactory evidence of payment to Lender if requested.
4.4	Maintain:
(a)

insurance satisfactory to Lender in its reasonable business judgment as to amount, nature and carrier covering property damage (including loss of use and occupancy) to any of the Borrower's properties, business interruption insurance, public liability insurance including coverage for contractual liability, product liability and workers' compensation, and any other insurance which is usual for the Borrower's business. Each such policy shall provide for at least thirty (30) days prior notice to Lender of any cancellation thereof.

(b)

all risk property damage insurance policies (including without limitation windstorm coverage, and hurricane coverage as applicable) covering the tangible property comprising the collateral. Each insurance policy must be for the full replacement cost of the collateral and include a replacement cost endorsement. The insurance must be issued

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by an insurance company acceptable to Lender and must include a lender's loss payable endorsement in favor of Lender in a form acceptable to Lender.

Upon the request of Lender, Borrower shall deliver to Lender a copy of each insurance policy, or, if permitted by Lender, a certificate of insurance listing all insurance in force.

4.5	Immediately transfer and deliver to Lender all Collections Borrower receives.
4.6	Not create, incur, assume, or be liable for any indebtedness, other than Permitted Indebtedness.
4.7	Not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.
4.8	Not engage in any transactions with its Subsidiaries or Affiliates that are not arms length and in the ordinary course of business.
4.9	Immediately notify Lender if Borrower hereafter obtains any interest in any copyrights, patents, trademarks or licenses that are significant in value or are material to the conduct of its business.
4.10

Provide the following financial information and statements in form and content acceptable to Lender, and such additional information as requested by Lender from time to time. Lender has the right to require Borrower to deliver financial information and statements to Lender more frequently than otherwise provided below, and to use such additional information and statements to measure any applicable financial covenants in this Agreement.

(a)

Promptly upon filing with the Securities and Exchange Commission, all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission (including the annual financial statements of Borrower, certified and dated by an authorized financial officer. These financial statements must be audited (with an opinion satisfactory to the Lender) by Burr, Pilger and Mayer or another Certified Public Accountant acceptable to Lender. The statements shall be prepared on a consolidated basis.

(b)

No later than 30 days after the end of each month (including the last period in each fiscal year), monthly financial statements of Borrower, certified and dated by an authorized financial officer. The statements shall be prepared on a consolidated basis.

(c)

Promptly, upon sending or receipt, copies of any management letters and correspondence relating to management letters, sent or received by Borrower to or from Borrower's auditor. If no management letter is prepared, Borrower shall, upon Lender's request, obtain a letter from such auditor stating that no deficiencies were noted that would otherwise be addressed in a management letter.

(d)

Financial projections including an operating budget covering a time period acceptable to Lender and specifying the assumptions used in creating the projections. Draft annual projections shall in any case be provided to Lender no less than 30 days prior to the beginning of each fiscal year with final, board-approved annual projections due to Lender no later than 60 days after the beginning of each fiscal year.

(e)

Within 30 days of the end of each month, a compliance certificate of Borrower, signed by an authorized financial officer and setting forth (i) the information and computations (in sufficient detail) to establish compliance with all financial covenants at the end of the period covered by the financial statements then being furnished and (ii) whether there existed as of the date of such financial statements and whether there exists as of the date of the certificate, any Default under this Agreement and, if any such Default exists, specifying the nature thereof and the action Borrower is taking and proposes to take with respect thereto.

(f)

Within 10 days after the end of each calendar month, a borrowing base certificate, in form and substance satisfactory to Lender, setting forth Eligible Receivables and Receivable Amounts thereof as of the last day of the preceding calendar month

(g)

Within 10 days after the end of each calendar month, a detailed aging of Borrower’s receivables by invoice or a summary aging by Account Debtor, together with a backlog schedule, payable aging, inventory analysis, deferred revenue report, an inventory sell-through report (one-month in arrears), a credit memo/adjustments report and such other matters as Lender may request.

(h)

Promptly upon Lender's request, such other books, records, statements, lists of property and accounts, budgets, forecasts or reports as to Borrower and as to each guarantor of Borrower's obligations to Lender as Lender may request.

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4.11

No later than 60 days after the date of this Agreement and at all times thereafter, maintain all of its and its Subsidiaries’ depository and operating accounts with Lender”); provided, however, that Borrower’s foreign Subsidiaries may maintain accounts with foreign (i.e non domestic) banks with aggregate balances not to exceed $500,000.

4.12

Provide to Lender promptly upon the execution hereof the following documents which shall be in form and substance satisfactory to Lender: (i) a Control Agreement from each bank where Borrower maintains a depository or operating account, including, but not limited to, Opus Bank (which shall in any case be provided to Lender no later than 30 days after the date hereof, (ii) Resolutions to Borrow, (iii) an Insurance Authorization Letter, (iv) a completed Compliance Certificate, (v) an Intellectual Property Security Agreement executed by Borrower and Artemis Acquisition LLC in favor of Lender, (vi) a Guaranty duly executed by Artemis Acquisition LLC together with Limited Liability Company Resolutions to Guaranty, (vii) a Third Party Security Agreement duly executed by Artemis Acquisition LLC, (viii) a payoff letter from Opus Bank and (ix) evidence that (a) the liens securing the existing indebtedness of Borrower to Opus Bank will be terminated and (b) the documents and/or filings evidencing the perfection of such liens, including without limitation any financing statements and/or control agreements, have or will, concurrently with the execution of this Agreement and the funding of the Term Loan, be terminated.

4.13

Promptly provide to Lender such additional information and documents regarding the finances, properties, business or books and records of Borrower or any guarantor or any other obligor as Lender may reasonably request.

4.14

Maintain Borrower's financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):

(a)	Liquidity Ratio not at any time less than 1.15 for 1.00.
5.

SECURITY INTEREST. To secure the prompt payment and performance to Lender of all of the Obligations, Borrower hereby grants to Lender a continuing security interest in the Collateral. Borrower is not authorized to sell, assign, transfer or otherwise convey any Collateral without Lender’s prior written consent, except for (i) the sale of finished inventory in the Borrower’s usual course of business; (ii) the use, payment or transfer of cash for the purchase of goods and services in a manner not otherwise prohibited by the terms of this Agreements or the related documents and other uses, payments and transfers of cash that are not prohibited by the terms of this Agreement or any related document; (iii) sales or transfers of unneeded, worn out or obsolete Equipment; and (v) in connection with the granting of Permitted Liens and the making of Permitted Investments. Borrower agrees to sign any instruments and documents requested by Lender to evidence, perfect, or protect the interests of Lender in the Collateral. Borrower agrees to deliver to Lender the originals of all instruments, chattel paper and documents evidencing or related to Receivables and Collateral. Borrower shall not grant or permit any lien or security in the Collateral or any interest therein other than Permitted Liens. Borrower hereby pledges to Lender and grants to Lender a security interest in Borrower’s deposit account #XXXXX3543 held at Lender into which the Term Loan shall be funded and which shall, at all times have a minimum aggregate balance equal to 115% of the total amounts owing with respect to the Term Loan, together with all proceeds and substitutions thereof, all interest paid thereon, and all other cash and noncash proceeds of the foregoing (all hereinafter called the “Pledged Collateral”), as security for the prompt performance of all of Borrower’s Obligations to Lender. Borrower authorizes Lender to file such financing statements, and take such other actions as Lender determines from time to time may be necessary or appropriate to perfect the security interest granted hereunder. Prior to the occurrence of an Event of Default, such account shall not be restricted and shall be under the control of Borrower. After the occurrence and during the continuance of an Event of Default, all amounts held in the Pledged Account shall be deemed restricted and under Lender’s sole control and shall be applied to the payment of any Obligations, whether then due or not, in such order or at such time of application as Lender may determine in its sole discretion.

6.

POWER OF ATTORNEY. Borrower irrevocably appoints Lender and its successors and as true and lawful attorney in fact, and authorizes Lender (a) to, whether or not there has been an Event of Default, (i) demand, collect, receive, sue, and give releases to any Account Debtor for the monies due or which may become due upon or with respect to the Receivables and to compromise, prosecute, or defend any action, claim, case or proceeding relating to the Receivables, including the filing of a claim or the voting of such claims in any bankruptcy case, all in Lender’s name or Borrower’s name, as Lender may choose; (ii) prepare, file and sign Borrower’s name on any notice, claim, assignment, demand, draft, or notice of or satisfaction of lien or mechanics’ lien or similar document; (iii) notify all Account Debtors with respect to the Receivables to pay Lender directly; (iv) receive and open all mail addressed to Borrower for the purpose of collecting the Receivables; (v) endorse Borrower’s name on any checks or other forms of payment on the Receivables; (vi) execute on behalf of Borrower any and all instruments, documents, financing statements and the like to perfect Lender’s interests in the Receivables and Collateral; (vii) debit any Borrower’s deposit accounts maintained with Lender for any and all Obligations due under this Agreement; and (viii) do all acts and things necessary or expedient, in furtherance of any such purposes, and (b) to, upon the occurrence and during the continuance of an Event of Default, sell, assign, transfer, pledge, compromise, or discharge the whole or any part of the Receivables. Upon the occurrence and continuation of an Event of Default, all of the power of attorney rights granted by Borrower to Lender hereunder shall be applicable with respect to all Receivables and all Collateral.

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7.	DEFAULT AND REMEDIES.
7.1	Events of Default. The occurrence of any one or more of the following shall constitute an Event of Default hereunder (each an “Event of Default”).
(a)	Failure to Pay. Borrower fails to make a payment when due under this Agreement.
(b)

Lien Priority. Lender fails to have an enforceable first lien (except for any prior liens to which Lender has consented in writing and Permitted Liens that are senior in priority) on or security interest in the Collateral.

(c)

False Information. Borrower (or any guarantor) has given Lender any materially false or misleading information or representations or has failed to disclose any material fact relating to the subject matter of this Agreement.

(d)

Bankruptcy. Borrower (or any guarantor) files a bankruptcy petition, a bankruptcy petition is filed against Borrower (or any guarantor) or Borrower (or any guarantor) makes a general assignment for the benefit of creditors.

(e)	Receivers. A receiver or similar official is appointed for a substantial portion of Borrower’s (or any guarantor’s) business, or the business is terminated.
(f)

Judgments. Any judgments or arbitration awards are entered against Borrower (or any guarantor), or Borrower (or any guarantor) enters into any settlement agreements with respect to any litigation or arbitration and the aggregate amount of all such judgments, awards, and agreements exceeds $50,000 and the same are not within ten (10) business days after the entry thereof, discharged or execution thereof bonded or stayed pending appeal.

(g)

Material Adverse Change. A material adverse change occurs (or circumstances that could reasonably be expected to result in a material adverse change occur), in either case, in Borrower’s (or any guarantor’s) business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit.

(h)

Cross-default. Any default occurs under any agreement in connection with any credit Borrower (or any guarantor) or any of Borrower’s Affiliates has obtained from anyone else or which Borrower (or any guarantor) or any of Borrower’s Affiliates has guaranteed (other than trade amounts payable incurred in the ordinary course of business and not more than 60 days past due) resulting in the right by such person to accelerate the maturity of any indebtedness in an amount in excess of $100,000.

(i)

Default under Related Documents. Any event of default occurs and continues under any subordination agreement, security agreement, deed of trust, mortgage, or other document required by or delivered in connection with this Agreement or any such document is no longer in effect.

(j)

Guaranty. If any guaranty of all or a portion of the Obligations (a “Guaranty”) ceases for any reason to be in full force and effect, or any guarantor fails to perform any material obligation under any Guaranty or a security agreement securing any Guaranty (collectively, the “Guaranty Documents”), or any event of default occurs under any Guaranty Document or any guarantor revokes or purports to revoke a Guaranty, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any Guaranty Document or in any certificate delivered to Lender in connection with any Guaranty Document, or if any of the circumstances described in subsections (c) or (g) above occur with respect to any guarantor.

(k)

Other Agreements. Borrower (or any guarantor) or any of Borrower’s Affiliates fails to meet the conditions of, or fails to perform any material obligation under any other material agreement Borrower (or any guarantor) or any of Borrower’s Affiliates has with Lender or any Affiliate of Lender.

(l)	Change of Control. The holders of the capital ownership of the Borrower as of the date hereof cease to own and control, directly and indirectly, at least 51% of the capital ownership of the Borrower.
(m)

Covenant Default. If Borrower fails or neglects to perform any obligations with respect to any of the affirmative or negative covenants contained herein within any applicable grace period set forth herein.

(n)

Other Breach Under Agreement. If Borrower fails or neglects to perform or observe any other material term, provision, condition, covenant contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Lender and as to any default under such other term, provision, condition or covenant that can be cured, has failed to cure such default within ten days after Borrower receives written notice thereof from Lender or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten day period or cannot after diligent attempts by Borrower be cured within such ten day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed 30 days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no further extensions of credit will be made.

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7.2

Remedies. Upon the occurrence and during the continuance of an Event of Default, (1) without implying any obligation to do so, Lender may cease making Advances or extending any other financial accommodations to Borrower; (2) all or a portion of the Obligations shall be, at the option of and upon demand by Lender, or with respect to an Event of Default described in Section 7.1(e), automatically and without notice or demand, due and payable in full; (3) Lender may set-off and apply to the Obligations any and all balances and deposits held by Lender; and (4) Lender shall have and may exercise all the rights and remedies under this Agreement and under applicable law, including the rights and remedies of a secured party under the California Uniform Commercial Code, all the power of attorney rights described in Section 6 with respect to all Collateral, and the right to collect, dispose of, sell, lease, use, and realize upon all Receivables and all Collateral in any commercial reasonable manner.

8.

ACCRUAL OF INTEREST, FEES. All interest and finance charges hereunder calculated at an annual rate shall be based on a year of 360 days, which results in a higher effective rate of interest than if a year of 365 or 366 days were used. Lender may charge interest, finance charges and fees based upon the projected amounts thereof as of the due dates therefor, and adjust subsequent charges to account for the actual accrued amounts. If any amount due under Section 2.2, amounts due under Section 9, and any other Obligations not otherwise bearing interest hereunder is not paid when due, such amount shall bear interest at a per annum rate equal to the Finance Charge Percentage until the earlier of (i) payment in good funds or (ii) entry of a trial judgment thereof, at which time the principal amount of any money judgment remaining unsatisfied shall accrue interest at the highest rate allowed by applicable law.

9.

FEES, COSTS AND EXPENSES; INDEMNIFICATION. The Borrower will pay to Lender upon demand all fees, costs and expenses (including fees of attorneys and professionals and their costs and expenses) that Lender incurs or may from time to time impose in connection with any of the following: (a) preparing, negotiating, administering, and enforcing this Agreement or any other agreement executed in connection herewith, including any amendments, waivers or consents in connection with any of the foregoing, (b) any litigation or dispute (whether instituted by Lender, Borrower or any other person) in any way relating to the Receivables, the Collateral, this Agreement or any other agreement executed in connection herewith or therewith, (c) enforcing any rights against Borrower or any guarantor, or any Account Debtor, (d) protecting or enforcing its interest in the Receivables or the Collateral, (e) collecting the Receivables and the Obligations, or (f) the representation of Lender in connection with any bankruptcy case or insolvency proceeding involving Borrower, any Receivable, the Collateral, any Account Debtor, or any guarantor. Borrower shall indemnify and hold Lender harmless from and against any and all claims, actions, damages, costs, expenses, and liabilities of any nature whatsoever arising in connection with any of the foregoing.

10.	INTEGRATION, SEVERABILITY WAIVER, CHOICE OF LAW, FORUM AND VENUE.
10.1

This Agreement and any related security or other agreements required by this Agreement, collectively: (a) represent the sum of the understandings and agreements between Lender and Borrower concerning this credit; (b) replace any prior oral or written agreements between Lender and Borrower concerning this credit; and (c) are intended by Lender and Borrower as the final, complete and exclusive statement of the terms agreed to by them. In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail. If any provision of this Agreement is deemed invalid by reason of law, this Agreement will be construed as not containing such provision and the remainder of the Agreement shall remain in full force and effect. Lender retains all of its rights, even if it makes an Advance after a default. If Lender waives a default, it may enforce a later default. Any consent or waiver under, or amendment of, this Agreement must be in writing, and no such consent, waiver, or amendment shall imply any obligation by Lender to make any subsequent consent, waiver, or amendment.

10.2

THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA. THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER RELATED DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SANTA CLARA, CALIFORNIA, OR, AT THE SOLE OPTION OF LENDER, IN ANY OTHER COURT IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS JURISDICTION OVER THE SUBJECT MATTER AND PARTIES IN CONTROVERSY. EACH PARTY HERETO WAIVES ANY RIGHT TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION AND STIPULATES THAT THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SANTA CLARA, CALIFORNIA SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER EACH SUCH PARTY FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR ANY OTHER RELATED DOCUMENTS. SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST THE BORROWER MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS SPECIFIED FOR NOTICES PURSUANT TO SECTION 11.

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11.

NOTICES; TELEPHONIC AND TELEFAX AUTHORIZATIONS. All notices shall be given to Lender and Borrower at the addresses or faxes set forth on the signature page of this agreement and shall be deemed to have been delivered and received: (a) if mailed, three (3) calendar days after deposited in the United States mail, first class, postage pre-paid, (b) one (1) calendar day after deposit with an overnight mail or messenger service; or (c) on the same date of confirmed transmission if sent by hand delivery, telecopy, telefax or telex. Lender may honor telephone or telefax instructions for Advances or repayments given, or purported to be given, by any one of the Authorized Persons. Borrower will indemnify and hold Lender harmless from all liability, loss, and costs in connection with any act resulting from telephone or telefax instructions Lender reasonably believes are made by any Authorized Person. This paragraph will survive this Agreement's termination, and will benefit Lender and its officers, employees, and agents.

12.	DEFINITIONS AND CONSTRUCTION.
12.1	Definitions. In this Agreement:

“Account Balance” means at any time the aggregate of the Advances outstanding as reflected on the records maintained by Lender, together with any past due Finance Charges thereon.

“Account Debtor” has the meaning in the California Uniform Commercial Code and includes any person liable on any Receivable, including without limitation, any guarantor of any Receivable and any issuer of a letter of credit or banker’s acceptance assuring payment thereof.

“Adjustments” means all discounts, allowances, disputes, offsets, defenses, rights of recoupment, rights of return, warranty claims, or short payments, asserted by or on behalf of any Account Debtor with respect to any Receivable.

“Advance” means an advance with respect to an Eligible Receivable made by Lender to Borrower under this Agreement.

“Advance Rate” means 80% or such greater or lesser percentage as Lender may from time to time establish in its sole discretion upon notice to Borrower (including but not limited to the situation where Borrower’s 12 month dilution is greater than 5%).

“Advance Request” means a writing in form and substance satisfactory to Lender and signed by an Authorized Person requesting an Advance.

“Agreement” means this Business Financing Agreement.

“Affiliate” means, as to any person or entity, any other person or entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, such person or entity.

“Authorized Person” means Borrower (if an individual) or any one of the individuals authorized to sign on behalf of the Borrower, and any other individual designated by any one of such authorized signers.

“Borrowing Base” means at any time the sum of (i) the Eligible Receivable Amount multiplied by the Advance Rate minus (ii) such reserves as Lender, in its sole discretion, may reasonably deem proper and necessary from time to time, which shall initially be set at 20% of the Eligible Receivable Amount.

“Cash Management Sublimit” means $25,000.

“Collateral” means all of Borrower’s rights and interest in any and all personal property, whether now existing or hereafter acquired or created and wherever located, and all products and proceeds thereof and accessions thereto, including but not limited to the following (collectively, the “Collateral”): (a) all accounts (including health care insurance receivables), chattel paper (including tangible and electronic chattel paper), inventory (including all goods held for sale or lease or to be furnished under a contract for service, and including returns and repossessions), equipment (including all accessions and additions thereto), instruments (including promissory notes), investment property (including securities and securities entitlements), documents (including negotiable documents), deposit accounts, letter of credit rights, money, any commercial tort claim of Borrower which is now or hereafter identified by Borrower or Lender, general intangibles (including payment intangibles and software), goods (including fixtures) and all of Borrower’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and (b) any and all cash proceeds and/or noncash proceeds thereof, including without limitation, insurance proceeds, and all supporting obligations and the security therefore or for any right to payment. Notwithstanding the foregoing, the Collateral does not include (a) more than 65% of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any Foreign Subsidiary which shares entitle the holder thereof to vote for the election of directors or any other matter; (b) rights held under a license or lease that are not assignable by their terms without the consent of the licensor or lessor thereof (but only to the extent such restriction on assignment is enforceable under applicable law); and (c) any interest of Borrower as a lessee under an equipment lease if Borrower is prohibited by the terms of such lease from

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granting a security interest in such lease or under which such an assignment or lien would cause a default to occur under such lease; provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by Borrower or Lender.

“Collection Account” has the meaning assigned such term in Section 1.4 hereof.

“Collections” means all payments from or on behalf of an Account Debtor with respect to Receivables.

“Compliance Certificate” means a certificate in the form attached as Exhibit A to this Agreement by an Authorized Person that, among other things, the representations and warranties set forth in this Agreement are true and correct as of the date such certificate is delivered.

“Credit Limit” means $2,000,000, which is intended to be the maximum amount of Advances at any time outstanding.

“Default” means any Event of Default or any event that has occurred and which if not cured or waived before the end of such cure period will constitute an Event of Default.

“Deferred Revenue” is all amounts received or invoiced, as appropriate, in advance of performance under contracts and not yet recognized as revenue.

“Due Diligence Fee” means payment of an annual fee equal to $900 due upon each anniversary of the date of this Agreement so long as any Advance is outstanding or available hereunder.

“Eligible Receivable” means a Receivable that satisfies all of the following:

(a)	The Receivable has been created by Borrower in the ordinary course of Borrower’s business and without any obligation on the part of Borrower to render any further performance.
(b)	Borrower’s work related to the Receivable has been 100% completed.
(c)

There are no conditions which must be satisfied before Borrower is entitled to receive payment of the Receivable, and the Receivable does not arise from COD sales, consignments, conditional or guaranteed sales.

(d)	The Account Debtor upon the Receivable does not claim any defense to payment of the Receivable, whether well founded or otherwise.
(e)

The Receivable is not the obligation of an Account Debtor who has asserted or may be reasonably be expected to assert any counterclaims or offsets against Borrower (including offsets for any “contra accounts” owed by Borrower to the Account Debtor for goods purchased by Borrower or for services performed for Borrower).

(f)

The Receivable represents a genuine obligation of the Account Debtor and to the extent any credit balances exist in favor of the Account Debtor, such credit balances that have existed for greater than 90 days shall be deducted in calculating the Receivable Amount.

(g)	Borrower has sent an invoice to the Account Debtor in the amount of the Receivable
(h)

Borrower is not prohibited by the laws of the state where the Account Debtor is located from bringing an action in the courts of that state to enforce the Account Debtor’s obligation to pay the Receivable. Borrower has taken all appropriate actions to ensure access to the courts of the state where Account Debtor is located, including, where necessary; the filing of a Notice of Business Activities Report or other similar filing with the applicable state agency or the qualification by Borrower as a foreign corporation authorized to transact business in such state.

(i)

The Receivable is owned by Borrower free of any title defects or any liens or interests of others except the security interest in favor of Lender and Permitted Liens, and Lender has a perfected, first priority security interest in such Receivable.

(j)

The Account Debtor on the Receivable is not any of the following: (1) an employee, Affiliate, parent or subsidiary of Borrower, or an entity which has common officers or directors with Borrower; (2) the U.S. government or any agency or department of the U.S. government unless Borrower complies with the procedures in the Federal Assignment of Claims Act of 1940 (41 U.S.C. §15) with respect to the Receivable, and the underlying contract expressly provides that neither the U.S. government nor any agency or department thereof shall have the right of set-off against Borrower; or (3) an Account Debtor as to which 35% or more of the aggregate dollar amount of all outstanding Receivables owing from such Account Debtor have not been paid within 90 days from invoice date.

(k)

The Account Debtor on the Receivable is not any person or entity located in a foreign country, other than Canada, unless the Account Debtor is a foreign subsidiary of Arrow Electronics, Inc., Avnet, Inc. or another foreign entity approved by Lender in its sole discretion on a case-by-case basis and provided that the aggregate amount of Advances made with respect to such Receivables shall not exceed $700,000 at any time.

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(l)

The Receivable is not in default (a Receivable will be considered in default if any of the following occur: (i) the Receivable is not paid within 90 days from its invoice date; (ii) the Account Debtor obligated upon the Receivable suspends business, makes a general assignment for the benefit of creditors, or fails to pay its upon the Receivable under any bankruptcy law or any other law or laws for the relief of debtors).

(m)	The Receivable does not arise from the sale of goods which remain in Borrower’s possession or under Borrower’s control.
(n)	The Receivable is not evidenced by a promissory note or chattel paper, nor is the Account Debtor obligated to Borrower under any other obligation which is evidenced by a promissory note.
(o)	the Receivable is not that portion of Receivables due from an Account Debtor which is in excess of 35% of Borrower's aggregate dollar amount of all outstanding Receivables.
(p)	The Receivable has not been pre-billed and is not a progress billing, retention billing, bonded receivable or a bill and hold account.
(q)	The Receivable is otherwise acceptable to Lender.

“Eligible Receivable Amount” means at any time the sum of the Receivable Amounts of the Eligible Receivables net of pre-paid deposits, pre-billed invoices, offset able deferred revenue, offsets, and contras related to each specific Account Debtor.

“Event of Default” has the meaning set forth in Section 7.1.

“Facility Fee” means payment of a fee equal to $15,000 due upon the date of this Agreement and $10,000 due on the first anniversary thereof.

“Finance Charge” means an interest amount equal to the Finance Charge Percentage of the ending daily Account Balance for the relevant period.

“Finance Charge Percentage” means a rate per month equal to the Prime Rate plus 0.50 percentage points plus an additional 5.00 percentage points during any period that an Event of Default has occurred and is continuing.

“Foreign Subsidiary” means a subsidiary of Borrower that is a corporation organized under the laws of a jurisdiction other than the United States or any state or territory thereof or the District of Columbia.

“Investment” means, as to any person, any investment by such person, whether by means of the purchase or other acquisition of stock or other securities of any other person or by means of a loan, creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Lender” means Western Alliance Bank, an Arizona corporation, and its successors and assigns.

“Liquidity Ratio” the, for any applicable measuring period, the ratio of (i) the balance of unrestricted cash at Lender to (ii) the total amounts owing with respect to the Term Loan.

“Maintenance Fee” means an amount equal to 0.15 percentage points per month of the ending daily Account Balance for the relevant period.

“Maturity Date” means two years from the date hereof or such earlier date as Lender shall have declared the Obligations immediately due and payable pursuant to Section 7.2.

“Month End” means the last calendar day of each month.

“Monthly Period” means each calendar month.

“Obligations” means all liabilities and obligations of Borrower to Lender of any kind or nature, present or future, arising under or in connection with this Agreement or under any other document, instrument or agreement, whether or not evidenced by any note, guarantee or other instrument, whether arising on account or by overdraft, whether become due, now owing or hereafter arising, and however acquired; including, without limitation, all Advances, Finance Charges, fees, interest, expenses, professional fees and attorneys’ fees.

“Overadvance” means at any time an amount equal to the greater of the amounts (if any) by which the total amount of the outstanding Advances (including the total amount of the Cash Management Sublimit) exceeds the lesser of the Credit Limit or the Borrowing Base.

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“Permitted Indebtedness” means:

(a)	Indebtedness under this Agreement or that is otherwise owed to the Lender.
(b)	Indebtedness existing on the date hereof and specifically disclosed on a schedule to this Agreement.
(c)	Purchase money indebtedness (including capital leases) incurred to acquire capital assets in ordinary course of business and not exceeding $5,000,000 in total principal amount at any time outstanding.
(d)

Other indebtedness in an aggregate amount not to exceed $150,000 at any time outstanding; provided that such indebtedness is junior in priority (if secured) to the Obligations and provided that the incurrence of such Indebtedness does not otherwise cause and Event of Default hereunder.

(e)

Indebtedness incurred in the refinancing of any indebtedness set forth in (a) through (d) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon the Borrower.

(f)	Subordinated Debt.

“Permitted Investments” means:

(a)	Investments existing on the date first above written that have been disclosed by Borrower to Lender in writing.
(b)

Investments in other assets properly classified as “marketable securities” or “cash” or “cash equivalents”, and which conform to the investment policies adopted by the Board of Directors of Borrower from time to time.

(c)

advances to officers, directors and employees of Borrower and its subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes in an aggregate outstanding amount not to exceed $100,000 at any time.

(d)

Investments of Borrower in any of its Subsidiaries and Investments of any Subsidiary of Borrower in Borrower or another Subsidiary of Borrower in an aggregate amount not to exceed $100,000 per fiscal year.

(e)

Extensions of credit to customers or suppliers of Borrower and its Subsidiaries in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof in an aggregate outstanding amount not to exceed $100,000 at any time.

(f)

Investments consisting of loans to employees, the proceeds of which shall be used to purchase Equity Securities of Borrower or its Subsidiaries and other loans to employees in an aggregate amount not in excess of $100,000 at any time outstanding.

“Permitted Liens” means:

(a)	Liens existing on the date first written above which have been disclosed by Borrower to Lender in writing.
(b)	Liens securing any of the indebtedness described in clauses (a) through (d) of the definition of Permitted Indebtedness.
(c)

Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Lender’s security interests.

(d)

Liens incurred in connection with the extension, renewal or refinancing of the indebtedness described in clause (e) of the definition of Permitted Indebtedness, provided that any extension, renewal or replacement lien shall be limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

(e)	Liens securing Subordinated Debt.
(f)

Purchase money liens (i) on equipment acquired or held by Borrower incurred for financing the acquisition of the equipment securing no more than $5,000,000 in the aggregate amount outstanding at any time, or (ii) existing on equipment when acquired, if the lien is confined to the property and improvements and the proceeds of the equipment.

(g)

Liens of carriers, warehousemen, suppliers, or other persons that are possessory in nature arising in the ordinary course of business, securing liabilities in the aggregate amount not to exceed Fifty Thousand Dollars ($50,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto.

(h)

Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than liens imposed by ERISA).

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(i)

Liens in favor of other financial institutions arising in connection with Borrower’s deposit and/or securities accounts held at such institutions, provided that Lender has a first priority perfected security interest in the amounts held in such deposit and/or securities accounts.

(j)

Liens incurred in the extension, renewal or refinancing of the indebtedness secured by liens described in (a) through (c), but any extension, renewal or replacement lien must be limited to the property encumbered by the existing lien and the principal amount of the indebtedness may not increase.

“Person” means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, or governmental authority.

“Prime Rate” means the greater of 3.50% per year or the Prime Rate published in the Money Rates section of the Western Edition of The Wall Street Journal, or such other rate of interest publicly announced by Lender as its Prime Rate. Lender may price loans to its customers at, above, or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in Lender’s Prime Rate.

“Receivable Amount” means as to any Receivable, the Receivable Amount due from the Account Debtor after deducting all discounts, credits, offsets, payments or other deductions of any nature whatsoever, whether or not claimed by the Account Debtor.

“Receivables” means Borrower’s rights to payment arising in the ordinary course of Borrower’s business, including accounts, chattel paper, instruments, contract rights, documents, general intangibles, letters of credit, drafts, and bankers acceptances.

“Subordinated Debt” means indebtedness of Borrower that is expressly subordinated to the indebtedness of Borrower owed to Lender pursuant to a subordination agreement satisfactory in form and substance to Lender.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned or controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Borrower.

“Term Loan” has the meaning set forth in Section 1.11.

“Term Loan Facility Fee” means a fee equal to $135,000 due upon the date of this Agreement.

“Term Loan Maturity Date” means June 10, 2019.

“Term Loan Rate” means a per annum rate equal to the Prime Rate plus 0.75 percentage points, provided that, an additional 5.00 percentage points during any period that an Event of Default has occurred and is continuing.

“Termination Fee” means (i) a payment equal to 1.00% of the Credit Limit plus (ii) a payment equal to 2.00% of the principal amount of the Term Loan.

12.2	Construction:
(a)

In this Agreement: (i) references to the plural include the singular and to the singular include the plural; (ii) references to any gender include any other gender; (iii) the terms “include” and “including” are not limiting; (iv) the term “or” has the inclusive meaning represented by the phrase “and/or,” (v) unless otherwise specified, section and subsection references are to this Agreement, and (vi) any reference to any statute, law, or regulation shall include all amendments thereto and revisions thereof.

(b)

Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved using any presumption against either Borrower or Lender, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each party hereto and their respective counsel. In case of any ambiguity or uncertainty, this Agreement shall be construed and interpreted according to the ordinary meaning of the words used to accomplish fairly the purposes and intentions of all parties hereto.

(c)	Titles and section headings used in this Agreement are for convenience only and shall not be used in interpreting this Agreement.
13.

JURY TRIAL WAIVER. THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO

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CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

14.	JUDICIAL REFERENCE PROVISION.
14.1	In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.
14.2

With the exception of the items specified in Section 14.3, below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the “Loan Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Loan Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

14.3

The matters that shall not be subject to a reference are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

14.4

The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

14.5

The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

14.6

The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

14.7

Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

14.8

The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had

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been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

14.9

If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

14.10

THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

15.

EXECUTION, EFFECTIVENESS, SURVIVAL. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other documents executed in connection herewith constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Lender and shall continue in full force and effect until the Maturity Date and thereafter so long as any Obligations remain outstanding hereunder. Lender reserves the right to issue press releases, advertisements, and other promotional materials describing any successful outcome of services provided on Borrower’s behalf. Borrower agrees that Lender shall have the right to identify Borrower by name in those materials.

16.

CONFIDENTIALITY. In handling any confidential information Lender and all employees and agents of Lender, including but not limited to accountants, shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Lender in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Advances or the Term Loan, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Lender and (v) as Lender may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Lender when disclosed to Lender, or becomes part of the public domain after disclosure to Lender through no fault of Lender; or (b) is disclosed to Lender by a third party, provided Lender does not have actual knowledge that such third party is prohibited from disclosing such information.

17.

TERMINATION. Upon (a) the indefeasible payment in full in cash of the monetary Obligations, (b) the satisfaction of all of Borrower’s other Obligations (other than inchoate indemnity obligations) then due, and (c) Lender having no further obligations to make any Advances or Term Loans, at the written instruction from Borrower to Lender to such effect, this Agreement shall terminate (along with the ability for Borrower to request additional credit extensions) except for any of Borrower’s obligations that specifically survive termination pursuant to the terms hereof, including, without limitation, Borrower’s indemnity obligations hereunder, and Lender shall, upon written request from Borrower, terminate its liens and security interests granted pursuant to this Agreement at Borrower’s sole cost and expense.

18.

OTHER AGREEMENTS. Any security agreements, liens and/or security interests securing payment of any obligations of Borrower owing to Lender or its Affiliates also secure the Obligations, and are valid and subsisting and are not adversely affected by execution of this Agreement. An Event of Default under this Agreement constitutes a default under other outstanding agreements between Borrower and Lender or its Affiliates.

19.

REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or any guarantor, or the transfer to Lender of any property should for any reason subsequently be asserted, or declared, to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the United States Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a “Voidable Transfer”), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and reasonable attorneys'

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355157- 00016214

fees of Lender related thereto, the liability of Borrower and such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

20.

PATRIOT ACT NOTIFICATION. Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (“Patriot Act”), Lender is required to obtain, verify and record information that identifies Borrower, which information includes the names and addresses of Borrower and other information that will allow Lender to identify Borrower in accordance with the Patriot Act.

21.

NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

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355157- 00016215

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement on the day and year above written.

BORROWER:		LENDER:

ADESTO TECHNOLOGIES CORPORATION		WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION
By	/s/ Ron Shelton	By	/s/ Christopher Hill
Name:	RON SHELTON	Name:	CHRISTOPHER HILL
Title:	CHIEF FINANCIAL OFFICER	Title:	SENIOR VICE PRESIDENT
Address for Notices:		Address for Notices:
1250 Borregas Avenue		55 Almaden Blvd.
Sunnyvale, CA 94089		San Jose, CA 95113
Fax: (405) 423-8510

Fax:	408.400.0721

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355157- 00016216

Exhibit 1.10

THIRD PARTY

SECURITY AGREEMENT

This Third Party Security Agreement (this “Agreement”) is made and entered into as of July 7, 2016 by and between ARTEMIS ACQUISITION LLC (“Grantor”), and WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION (the “Bank”).

RECITALS

Bank proposes to enter into a transaction with ADESTO TECHNOLOGIES CORPORATION (“Borrower”), pursuant to a Business Financing Agreement dated as of July 7, 2016, as amended from time to time (the “Loan Agreement”).  Grantor expects to derive economic benefit from Bank’s doing so and dealing with Borrower in accordance with the Loan Agreement, and has entered into a Guaranty of even date herewith with respect to the present and future obligations of Borrower to Bank (as amended from time to time, the “Guaranty”). Grantor wishes to secure performance and payment of all obligations to Bank under the Guaranty and otherwise (the “Guarantor Obligations”) with substantially all of Grantor’s assets. All terms used without definition in this Agreement shall have the meaning assigned to them in the Loan Agreement.  All terms used without definition in this Agreement or in the Loan Agreement shall have the meaning assigned to them in the Uniform Commercial Code.

NOW, THEREFORE, Grantor and the Bank agree as follows:

1. Grant of Security Interest.  To secure all of the Guarantor Obligations, Grantor grants to the Bank a security interest in the property described in Exhibit A (the “Collateral”).

2. Grantor’s Representations and Warranties.  Grantor represents and warrants as follows:

(a) Authorization. Grantor has authority and has obtained all approvals and consents necessary to enter into this Agreement, and Grantor’s execution, delivery and performance of this Agreement will not violate or conflict with any law, agreement, or other instrument or writing to which Grantor is party or by which Grantor is bound.

(b) Title. The Collateral is owned by Grantor and is free of all liens, encumbrances and other security interests other than Permitted Liens.

(c) Solvency, Payment of Debts. Grantor is solvent and able to pay Grantor’s debts as they mature.

(d) Further Representations. Grantor further represents, warrants, and covenants that (i) Grantor is not in default under any agreement under which Grantor owes any money, or any agreement, the violation or termination of which could reasonably have a material adverse effect on Grantor; (ii) the information provided to Bank on or prior to the date of this Agreement is true and correct in all material respects; (iii) all financial statements and other information provided to Bank fairly present Grantor's financial condition, and there has not been a material adverse change in the financial condition of Grantor since the date of the most recent of the financial statements submitted to Bank; (iv) Grantor is in compliance with all laws and orders applicable to Grantor where the failure to be in compliance could reasonably be expected to have a material adverse effect on Grantor; (v) Grantor is neither a party to any litigation nor is the subject of any government investigation, and Grantor has no knowledge of any pending litigation or investigation or the existence of circumstances that reasonably could be expected to give rise to such litigation or investigation where there is a reasonable probability of an adverse determination regarding Grantor which could reasonably be expected to result in a material adverse effect on Grantor; (vi) Grantor’s principal residence is located at the address specified in Section 11; and (vii) no representation or other statement made by Grantor to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make any statements made to Bank not misleading.

3. Covenants.

(a) Encumbrances. Grantor shall not grant a security interest in any of the Collateral other than to Bank or Permitted Liens or execute any financing statements covering any of the Collateral in favor of any person other than Bank other than in connection with Permitted Liens

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(b) Use of Collateral. The Collateral will not be used for any unlawful purpose or in any way that will void any insurance required to be carried in connection therewith. Grantor will keep the Collateral free and clear of liens other than Permitted Liens and adverse claims and, as appropriate and applicable, will keep it in good condition and repair, and will clean, shelter, and otherwise care for the Collateral in all such ways as are considered good practice by owners of like property.

(c) Indemnification. Grantor shall indemnify Bank against all losses, claims, demands and liabilities of any kind caused by the Collateral.

(d) Perfection of Security Interest. Grantor shall execute and deliver such documents as Bank reasonably deems necessary to create, perfect and continue the security interest in the Collateral contemplated hereby.

(e) Insurance of Collateral.

(i) Grantor, at Grantor’s expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar circumstances in the locations where Grantor’s residence is located on the date hereof. Grantor shall also maintain insurance relating to Grantor’s ownership and use of the Collateral in amounts and of a type that are customary.

(ii) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All such policies of property insurance shall contain a Bank’s loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show Bank as an additional insured, and shall specify that the insurer agrees to give at least twenty (20) days notice to Bank before canceling its policy for any reason (ten (10) days’ notice for non-payment of premiums). Upon Bank’s request, Grantor shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Guarantor Obligations.

(f) Binding Agreement. Anything herein to the contrary notwithstanding, (a) Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of Grantor’s duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by Bank of any of the rights granted hereunder shall not release Grantor from any of Grantor’s duties or obligations under the contracts and agreements included in the Collateral; and (c) Bank shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Bank be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(g) Instruments. Grantor will deliver and pledge to Bank all Instruments that are part of the Collateral duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Bank.

(h) Records. Grantor shall prepare and keep, in accordance with generally accepted accounting principles consistently applied, complete and accurate records regarding the Collateral and, if and when requested by Bank, shall prepare and deliver a complete and accurate schedule of all the Collateral in such detail as Bank may reasonably require.

(i) Inspection of Grantor’s Books. Grantor shall permit Bank or its designee at reasonable times and from time to time to inspect Grantor’s books, records and properties and to audit and to make copies of extracts from such books and records.

(j) Fees and Costs. Grantor shall pay all expenses, including reasonable attorneys’ fees, incurred by Bank in the preservation, realization, enforcement or exercise of any Bank’s rights under this Agreement.

(k) Taxes. Grantor will pay all taxes on or before the date such taxes are due, and will comply with all laws and orders applicable to Grantor.

(l) Negative Covenants. Grantor will not (i) make any Investments other than Permitted Investments, or loans or advances to, any person other than as approved in writing by Bank or Permitted Indebtedness, (ii) acquire any assets other than as approved in writing by Bank other than Permitted Investments, (iii) create, incur, assume or be or remain liable with respect to any Indebtedness other than Indebtedness to Bank or other Indebtedness as approved in writing by Bank, (iv) move, dispose of or encumber any portion of Grantor’s assets, other than as approved in writing by Bank or Permitted Indebtedness, (v) create, incur, assume or suffer to exist any lien with respect to any of Grantor’s property other than Permitted Liens, or assign or otherwise convey any right to receive

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income, including the sale of any of Grantor’s accounts, (vi) maintain or invest any of Grantor’s property with a Person other than Bank unless such Person has entered into an account control agreement with Bank in form and substance satisfactory to Bank, or (vii) permit the inclusion in any contract to which Grantor becomes a party of any provisions that could restrict or invalidate the creation of a security interest in any of Grantor’s property other than customary restrictions in in-bound licenses of intellectual property, real property and equipment leases.

(m) Further Assurances. At any time and from time to time, upon the written request of Bank, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Bank may reasonably deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (a) to secure all consents and approvals necessary or appropriate for the grant of a security interest to Bank in any Collateral held by Grantor or in which Grantor has any rights not heretofore assigned, (b) filing any financing or continuation statements under the UCC with respect to the security interests granted hereby, (c) transferring Collateral to Bank’s possession (if a security interest in such Collateral can be perfected by possession), (d) placing the interest of Bank as lienholder on the certificate of title (or other evidence of ownership) of any vehicle owned by Grantor or in or with respect to which Grantor holds a beneficial interest and (e) using its best efforts to obtain waivers of liens from landlords and mortgagees. Grantor also hereby authorizes Bank to file any such financing or continuation statement without the signature of Grantor.  If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, such Instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Bank and delivered to Bank promptly upon Grantor’s receipt thereof.

4. Events of Default. The occurrence of any Event of Default under the Loan Agreement, or the failure by Grantor to perform any obligations under the Guaranty within five (5) business days after receipt of Bank’s written notice with respect thereto, or the material breach of any representation under this Agreement, or the failure to perform any obligation under Section 3 of this Agreement, shall constitute an “Event of Default” under this Agreement.

5. Remedies on Default.  Upon the occurrence of an Event of Default, Bank shall have all rights, privileges, powers and remedies provided by law, including, but not limited to, exercise of any or all of the following remedies.

(a) Bank may declare all amounts outstanding under the Loan Agreement and the Guaranty to be immediately due and payable, and thereupon all such amounts shall be and become immediately due and payable to the Bank.

(b) Bank may dispose of the Collateral in accordance with applicable law.

(c) Bank may use, operate, consume and sell the Collateral in its possession as appropriate for the purpose of performing Grantor’s obligations with respect thereto to the extent necessary to satisfy the obligations of Grantor.

(d) All payments received and amounts realized by Bank shall be promptly applied and distributed by the Bank in the following order of priority:

(i) first, to the payment of all costs and expenses, including reasonable legal expenses and attorneys fees, incurred or made hereunder by Bank, including any such costs and expenses of foreclosure or suit, if any, and of any sale or the exercise of any other remedy under this Section 5, and of all taxes, assessments or liens superior to the lien granted under this Agreement; and

(ii) second, to the payment to Bank of the amount then owing under the Loan Agreement.

6. Power of Attorney. Grantor hereby appoints Bank, Grantor’s attorney-in-fact to prepare, sign and file or record, for Grantor in Grantor’s name, any financing statements, applications for registration and like papers and to take any other action deemed by Bank necessary or desirable in order to perfect the security interest of the Bank hereunder, to dispose of any Collateral, and to perform any obligations of Grantor hereunder, at Grantor’s expense, but without obligation to do so.

7. Remedies Cumulative. Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative.  Bank shall have all other rights and remedies not inconsistent herewith as provided under the California Uniform Commercial Code (the “UCC”), by law, or in equity.  No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower’s or Grantor’s part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

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8. Amendment of Loan Documents. Grantor authorizes Bank, without notice or demand and without affecting its liability hereunder, from time to time to (a) renew, extend, or otherwise change the terms of any Loan Document, or any part thereof; (b) take and hold security for the payment of any Loan Document, and exchange, enforce, waive and release any such security; and (c) apply such security and direct the order or manner of sale thereof as Bank in its sole discretion may determine.

9. Grantor Waivers. Grantor waives any right to require Bank to (a) proceed against Borrower, any other guarantor or any other person; (b) proceed against or exhaust any security held from Borrower; (c) marshal any assets of Borrower; or (d) pursue any other remedy in Bank’s power whatsoever.  Bank may, at its election, exercise or decline or fail to exercise any right or remedy it may have against Borrower or any security held by Bank, including without limitation the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Grantor hereunder. Grantor waives any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower. Grantor waives any setoff, defense or counterclaim that Borrower may have against Bank. Grantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower. Until all obligations under the Guaranty have been satisfied, Grantor shall have no right of subrogation or reimbursement, contribution or other rights against Borrower, and Grantor waives any right to enforce any remedy that Bank now has or may hereafter have against Borrower. Grantor waives all rights to participate in any security now or hereafter held by Bank. Grantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Agreement and of the existence, creation, or incurring of new or additional indebtedness. Grantor assumes the responsibility for being and keeping himself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of any indebtedness or nonperformance of any obligation of Borrower, warrants to Bank that Grantor will keep so informed, and agrees that absent a request for particular information by Grantor, Bank shall have no duty to advise Grantor of information known to Bank regarding such condition or any such circumstances. Grantor waives the benefits of California Civil Code sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and 3433.

10. Borrower Insolvency. If Borrower becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the United States Bankruptcy Code, or if such a petition is filed against Borrower, and in any such proceeding some or all of any indebtedness or obligations under the Loan Documents are terminated or rejected or any obligation of Borrower is modified or abrogated, or if Borrower’s obligations are otherwise avoided for insolvency, bankruptcy or any similar reason, Grantor agrees that Grantor’s liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred.  This Agreement shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by Bank upon the insolvency, bankruptcy or reorganization of Borrower, Grantor, any other person, or otherwise, as though such payment had not been made.

11. Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Grantor or to Bank, as the case may be, at its addresses set forth below:

If to Grantor:	ARTEMIS ACQUISITION LLC
c/o ADESTO TECHNOLOGIES CORPORATION
1250 Borregas Ave. Sunnyvale, CA 94089
Tel: (408) 400-0578.

If to Bank:	WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION
55 Almaden Boulevard, Suite 100
San Jose, California 95113
Attn:
Fax: (405) 423-8510

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

12. Jury Trial Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN CONNECTION WITH THE

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OBLIGATIONS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY OBLIGATION, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.  EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER, HAS DETERMINED FOR ITSELF THE NECESSITY TO REVIEW THE SAME WITH ITS LEGAL COUNSEL, AND KNOWINGLY AND VOLUNTARILY WAIVES ALL RIGHTS TO A JURY TRIAL.

13. Reference Provision.

13.1 In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

13.2 With the exception of the items specified in Section 13.3, below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the “Loan Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Loan Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

13.3 The matters that shall not be subject to a reference are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

13.4 The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted.  Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

13.5 The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

13.6 The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever.  Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

13.7 Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted

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before the referee, and the referee will be provided a courtesy copy of the transcript.  The party making such a request shall have the obligation to arrange for and pay the court reporter.  Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

13.8 The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California.  The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference.  Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive.  The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee.  The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

13.9 If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time.  The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

13.10 THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY.  AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

14. General Provisions.

14.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Grantor without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion.  Bank shall have the right without the consent of or notice to Grantor to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder.

14.2 Indemnification. Grantor shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against:  (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Grantor whether under this Agreement, or otherwise (including without limitation reasonable attorneys’ fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct.

14.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

14.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

14.5 Amendments in Writing, Integration. This Agreement cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

14.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

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14.7 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding, any Guarantor Obligations remain outstanding, or Bank has any obligation to make Credit Extensions to Borrower.  The obligations of Grantor to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 14.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.

GRANTOR:			BANK:

ARTEMIS ACQUISITION LLC			WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION
By:	Adesto Technologies Corporation,
as sole member and manager of			By:	/s/ Christopher Hill
Arternis Acquisition LLC
			Name:	Christopher Hill
	By:	/s/ Narbeh Derhacobian
	Name:	Narbeh Derhacobian	Title:	Senior Vice President
	Title:	President and Chief Executive Officer

WEST\270005860.2 355157-000162	8

DEBTOR:	ARTEMIS ACQUISITION LLC
SECURED PARTY:	WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION

EXHIBIT A

COLLATERAL DESCRIPTION ATTACHMENT

TO THIRD PARTY SECURITY AGREEMENT

“Collateral” means all of Grantor’s rights and interest in any and all personal property, whether now existing or hereafter acquired or created and wherever located, and all products and proceeds thereof and accessions thereto, including but not limited to the following (collectively, the “Collateral”): (a) all accounts (including  health care insurance receivables), chattel paper (including  tangible  and  electronic  chattel  paper), inventory (including all goods held for sale or lease or to be furnished under a contract for service, and including returns and repossessions), equipment (including all accessions and additions thereto), instruments (including promissory notes), investment property (including securities and securities entitlements), documents (including negotiable documents), deposit accounts, letter of credit rights, money, any commercial tort claim of Grantor which is now or hereafter identified by Grantor or Bank, general intangibles (including payment intangibles and software), goods (including fixtures) and all of Grantor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and (b) any and all cash proceeds and/or noncash proceeds thereof, including without limitation, insurance proceeds, and all supporting obligations and the security therefore or for any right to payment. Notwithstanding the foregoing, the Collateral does not include (a) more than 65% of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Grantor of any Foreign Subsidiary which shares entitle the holder thereof to vote for the election of directors or any other matter; (b) rights held under a license or lease that are not assignable by their terms without the consent of the licensor or lessor thereof (but only to the extent such restriction on assignment is enforceable under applicable law); and (c) any interest of Grantor as a lessee under an equipment lease if Grantor is prohibited by the terms of such lease from granting a security interest in such lease or under which such an assignment or lien would cause a default to occur under such lease; provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by Grantor or Bank.

WEST\270005860.2 355157-000162	9

Exhibit 1.2

CORPORATE RESOLUTIONS TO BORROW

Borrower:	ADESTO TECHNOLOGIES CORPORATION

I, the undersigned Secretary or Assistant Secretary of ADESTO TECHNOLOGIES CORPORATION (the “Corporation”), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of Delaware.

I FURTHER CERTIFY that attached hereto as Attachments A and Bare true and complete copies of the Certificate of Incorporation, as amended, and the Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

I FURTHER CERTIFY that at a meeting of the Directors of the Corporation, duly called and held, at which a quorum was present and voting (or by other duly authorized corporate action in lieu of a meeting), the following resolutions (the “Resolutions”) were adopted.

BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

NAMES	POSITION	ACTUAL SIGNATURES

NARBEH DERHACOBIAN	PRESIDENT AND CEO OF ADESTO TECHNOLOGIES CORPORATION	/s/ Narbeh Derhacobian
RON SHELTON	CHIEF FINANCIAL OFFICER OF ADESTO TECHNOLOGIES CORPORATION	/s/ Ron Shelton

acting for and on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

Borrow Money. To borrow from time to time from Western Alliance Bank, an Arizona corporation (“Bank”), on such terms as may be agreed upon between the officers, employees, or agents of the Corporation and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation.

Execute Loan Documents. To execute and deliver to Bank that certain Business Financing Agreement dated as of July 7, 2016 (the “Financing Agreement”) and any other agreement entered into between Corporation and Bank in connection with the Financing Agreement, including any amendments, all as amended or extended from time to time (collectively, with the Financing Agreement, the “Loan Documents”), and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for the Loan Documents, or any portion thereof.

Grant Security. To grant a security interest to Bank in the Collateral described in the Loan Documents, which security interest shall secure all of the Corporation's Obligations, as described in the Loan Documents.

Negotiate Items. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and

WEST\251049867.1 355157-000162	1

received by Bank. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

IN WITNESS WHEREOF, I have hereunto set my hand on July 7, 2016 and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED AND ATTESTED BY:

X	/s/ Ron Shelton

Secretary or Assistant Secretary of Corporation

WEST\251049867.1 355157-000162	2

Exhibit 1.3

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of July 7, 2016, (the “Agreement”) between WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION (“Lender”), ADESTO TECHNOLOGIES CORPORATION and ARTEMIS ACQUISITION LLC (each a “Grantor” and collectively, “Grantors”) is made with reference to (A) that certain Business Financing Agreement, dated as of July 7, 2016 (as amended from time to time, the “Loan Agreement”), between Lender and ADESTO TECHNOLOGIES CORPORATION and (B) that certain Guaranty, dated as of July 7, 2016 (as amended from time to time, the “Guaranty”), between Lender and ARTEMIS ACQUISITION LLC. Terms  defined  in  the  Loan  Agreement or Guaranty have the same  meanings  when  used  in  this Agreement.

For good and valuable consideration, receipt of which is hereby acknowledged, each Grantor hereby covenants and agrees as follows:

To secure the obligations under the Loan Agreement and the Guaranty, ADESTO TECHNOLOGIES CORPORATION and ARTEMIS ACQUISITION LLC respectively, grant to Lender a security interest in all right, title, and interest of Grantors in any of the following, whether now existing or hereafter acquired or created in any and all of the following property (collectively, the “Intellectual Property Collateral”):

(a) copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held (collectively, the “Copyrights”), including the Copyrights described in Exhibit A;

(b) trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like  protections, and the entire goodwill of the business of Grantor connected with and symbolized by such trademarks (collectively, the “Trademarks”), including the Trademarks described in Exhibit B;

(c) patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same (collectively, the “Patents”), including the Patents described in Exhibit C;

(d) mask work or similar rights available for the protection of semiconductor chips or other products (collectively, the “Mask Works”);

(e) trade secrets, and any and all intellectual property rights in computer software and computer software products;

(f) design rights;

(g) claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(h) licenses or other rights to use, where Grantor is the licensor or transferor of any of the Copyrights, Patents, Trademarks, or Mask Works, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(i) amendments, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; and

(j) proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

Notwithstanding anything to the contrary contained in this Agreement, Intellectual Property Collateral does not include rights held under a license that are not assignable by their terms without the consent of the licensor thereof (but only to the extent such restriction on assignment is enforceable under applicable law).

The rights and remedies of Lender with respect to the security interests granted hereunder are in addition  to  those  set  forth  in  the  Loan  Agreement and the  Guaranty, and  those  which  are  now or hereafter available to Lender as a matter of law or equity.   Each right, power and remedy of Lender provided for herein or in the Loan Agreement or the Guaranty, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein, and the exercise by Lender of any one or more of such rights, powers or remedies does not preclude the simultaneous or later exercise by Lender of any other rights, powers or remedies.

[Balance of Page Intentionally Left Blank]

WEST\270005833.2 355157-000162	1

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GRANTOR:

ADESTO TECHNOLOGIES CORPORATION

By:	/s/ Ron Shelton

Name:	RON SHELTON

Title:	CHIEF FINANCIAL OFFICER

Address for Notices:
Attn:	Ron Shelton, CFO
1250 Borregas Avenue
Sunnyvale, CA 94089
Tel:	(408) 419-4841
Fax:	(408) 419-4841

GRANTOR:			LENDER:

ARTEMIS ACQUISITION LLC			WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION
By:	Adesto Technologies Corporation,
as sole member and manager of			By:	/s/ Christopher Hill
Artemis Acquisition LLC
			Name:	Christopher Hill
	By:	/s/ Narbeh Derhacobian
	Name:	Narbeh Derhacobian	Title:	Senior Vice President
	Title:	President and Chief Executive Officer

Address for Notices:		Address for Notices:
		Attn:	Mike Field
c/o ADESTO TECHNOLOGIES CORPORATION		55 Almaden Boulevard, Suite l00
1250 Borregas Ave,		San Jose, California 95113
Sunnyvale, CA 94089		Tel:	(408) 556-6501
Tel:	(408) 400-0578	Fax:	(408) 282-1681

WEST\270005833.2 355157-000162

EXHIBIT A

COPYRIGHTS

Please Check if No Copyrights Exist ☑

Type of Work:	Title:	International Standard Serial Number (ISSN):	Registration Number:	Filing Date:	Pre - registered?

WEST\270005833.2 355157-000162

EXHIBIT B

TRADEMARKS

Please Check if No Trademarks Exist ☐

Mark / Title:	U.S. Serial Number:	U.S. Registration Number:	USPTO Reference Number:	Filing Date:
adesto TECHNOLOGIES	85470629	4303684		11/11/11
CBRAM	85470550	4235215		11/11/11
Adesto	85470695	4193574		11/11/11

WEST\270005833.2 355157-000162

EXHIBIT C

PATENTS

Please Check if No Patents Exist ☐

Title:	Patent Number:	Application/ Serial Number:	Issued or Published?	Issued/Published Date:
Programmable impedance element circuits and methods	8294488		Issued	10/23/12
Variable impedance memory device biasing circuits and methods	8498164		Issued	7/30/13
Resistive switching devices and methods of formation thereof		13767800	Published	2/14/13
Low power voltage regulator circuit for use in an integrated circuit device	6320454		Issued	11/20/01
Reference cell for high speed sensing in non-volatile memories	6411549		Issued	6/25/02
Method of establishing reference levels for sensing multilevel memory cell states	6618297		Issued	9/9/03
Row decoder circuit for use in programming a memory device	6621745		Issued	9/16/03
Method of programming a multi-level memory device	6714448		Issued	3/30/04
Method of recovering overerased bits in a memory device	6724662		Issued	4/20/04
Approach for zero dummy byte flash memory read operation	6879535		Issued	4/12/05
Current sense amplifier	6946882		Issued	9/20/05
Method for identification of spi compatible serial memory devices	7032039		Issued	4/18/06
Dual stage voltage regulation circuit	7064529		Issued	6/20/06
Functional register decoding system for multiple plane operation	7099226		Issued	8/29/06
Method and apparatus of a smart decoding scheme for fast synchronous read in a memory system	7143257		Issued	11/28/06
Column/sector redundancy cam fast programming scheme using regular memory core array in multi-plane flash memory device	7196952		Issued	3/27/07
Method for fabricating a semiconductor memory cell	7214587		Issued	5/8/07
Semiconductor memory component in cross-point architecture	7215564		Issued	5/8/07
Resistive memory arrangement	7215568		Issued	5/8/07
Pmc memory circuit and method for storing a datum in a pmc memory circuit	7257014		Issued	8/14/07
Integrated semiconductor memory with an arrangement of nonvolatile memory cells, and method	7277312		Issued	10/2/07
Redundant column read in a memory array	7296196		Issued	11/13/07
A memory device including electrical circuit configured to provide reversible bias across the pmc memory cell to perform erase and write functions	7327603		Issued	2/5/08
Memory system and process for controlling a memory component to achieve different kinds of memory characteristics on one and the same memory component	7337282		Issued	2/26/08
Read, write and erase circuit for programmable memory devices	7359236		Issued	4/15/08
Method for fabricating a resistive memory	7368314		Issued	5/6/08

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Title:	Patent Number:	Application/ Serial Number:	Issued or Published?	Issued/Published Date:
Memory having cbram memory cells and method	7372716		Issued	5/13/08
Channel discharging after erasing flash memory devices	7397699		Issued	7/8/08
Programmable memory device circuit	7426131		Issued	9/16/08
Resistively switching memory	7442605		Issued	10/28/08
Method for preventing over-erasing of unused column redundant memory cells in a flash memory having single- transistor memory cells	7457167		Issued	11/25/08
Method for improving the thermal characteristics of semiconductor memory cells	7483293		Issued	1/27/09
Read, write and erase circuit for programmable memory devices	7483294		Issued	1/27/09
Resistive memory element with shortened erase time	7511294		Issued	3/31/09
Voltage reference circuit using programmable metallization cells	7514706		Issued	4/7/09
Cbram cell and cbram array, and method of operating thereof	7515454		Issued	4/7/09
Method and system for reducing soft-writing in a multi-level flash memory	7522455		Issued	4/21/09
Integrated circuit including resistivity changing memory cells	7538411		Issued	5/26/09
Implementation of column redundancy for a flash memory with a high write parallelism	7551498		Issued	6/23/09
Resistive memory arrangement	7561460		Issued	7/14/09
Memory cell, memory device and method for the production thereof	7655939		Issued	2/2/10
Method for fabricating a solid electrolyte memory device and solid electrolyte memory device	7658773		Issued	2/9/10
Method for fabricating an integrated device comprising a structure with a solid electrolyte	7700398		Issued	4/20/10
A memory device including electrical circuit configured to provide reversible bias across the pmc memory cell to perform erase and write functions	7715226		Issued	5/11/10
Method for manufacturing a cbram semiconductor memory	7718537		Issued	5/18/10
Integrated circuit, method for manufacturing an integrated circuit memory cell array, memory module, and device	7732888		Issued	6/8/10
Memory component with memory cells having changeable resistance and fabrication method therefor	7737428		Issued	6/15/10
Nor and nad memory arrangement of resistive memory elements	7746683		Issued	6/29/10
Method for manufacturing an integrated circuit including an electrolyte material layer	7749805		Issued	7/6/10
Device and method for access time reduction by speculatively decoding non-memory read commands on a serial interface	7769909		Issued	8/3/10
Solid electrolyte memory element and method for fabricating such a memory element	7772614		Issued	8/10/10
Method for producing memory having a solid electrolyte material region	7829134		Issued	11/9/10
Method of manufacturing an integrated circuit, an integrated circuit and a memory module	7888228		Issued	2/15/11
Method and system to access memory	7929356		Issued	4/19/11

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Title:	Patent Number:	Application/ Serial Number:	Issued or Published?	Issued/Published Date:
Method for producing memory having a solid electrolyte material region	8062694		Issued	11/22/11
Integrated circuits having programmable metallization cells (pmcs) and operating methods therefor	8107273		Issued	1/31/12
Memory cells with an anode comprising intercalating material and metal species dispersed therein	8115282		Issued	2/14/12
Method and system to access memory	8208315		Issued	6/26/12
Methods of manufacturing a semiconductor device; method of manufacturing a memory cell, semiconductor device; semiconductor processing device, integrated circuit having a memory cell	8268664		Issued	9/18/12
Variable impedance memory device having simultaneous program and erase, and corresponding methods and circuits	8274842		Issued	9/25/12
Pmc-based non-volatile cam	8320148		Issued	11/27/12
Humanized antibodies against the beta-amyloid peptide	8323647		Issued	12/4/12
Reconfigurable memory arrays having programmable impedance elements and corresponding methods	8331128		Issued	12/11/12
Methods of programming and erasing programmable metallization cells (pmcs)	8369132		Issued	2/5/13
Memory cell device and method of manufacture	8420481		Issued	4/16/13
Conducting bridge random access memory (cbram) device structures	8426839		Issued	4/23/13
Methods and circuits for temperature varying write operations of programmable impedance elements*	8437171		Issued	5/7/13
Method for operating an integrated circuit having a resistivity changing memory cell	8531863		Issued	9/10/13
Conductive filament based memory elements and methods with improved data retention and/or endurance	8531867		Issued	9/10/13
Resistive switching element		11746393	Published	5/9/07
Contact structure and method for variable impedance memory element		13470286	Published	5/12/12
Resistive switching devices having alloyed electrodes and methods of formation thereof		13558296	Published	7/25/12
Variable impedance memory element structure, methods of manufacture, and memory devices containing the same		13445389	Published	4/12/12
Methods of programing and erasing programmable metallization cells (pmcs)	8625331		Issued	1/7/14
Read methods, circuits and systems for memory devices	8654561		Issued	2/18/14
PMC-based non-volatile cam	8659926		Issued	2/25/14
Erase and soft program within the erase operation for a high speed resistive switching memory operation with aa controlled erased states	8659931		Issued	2/25/14
Cbram/reram with improved program and erase algorithms	8659954		Issued	2/25/14
Integrated circuit devices and systems having programmable impedance elements with different response types	8675396		Issued	3/18/14
Circuits having programmable impedance elements	8687403		Issued	4/1/14
Circuits and methods for placing programmable impedance memory elements in high impedance states	8730752		Issued	5/20/14

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Title:	Patent Number:	Application/ Serial Number:	Issued or Published?	Issued/Published Date:
Variable impedance memory device structure and method of manufacture including programmable impedance memory cells and methods of forming the same	8829482		Issued	9/9/14
Programmable impedance memory elements, methods of manufacture, and memory devices containing the same	8847191		Issued	9/30/14
Memory devices, architectures and methods for memory elements having dynamic change in property	8854873		Issued	10/7/14
Resistive switching devices having a buffer layer and methods of formation thereof	8866122		Issued	10/21/14
Programmable memory elements, devices and methods having physically localized structure	8895953		Issued	11/25/14
Memory devices, circuits and, methods that apply different electrical conditions in access operations	8902631		Issued	12/2/14
Resistive switching memory	8912517		Issued	12/16/14
Read operations and circuits for memory devices having programmable elements, including programmable resistance elements	8913444		Issued	12/16/14
Current source circuits and methods for mass write and testing of programmable impedance elements	8947907		Issued	2/3/15
Circuits and methods having programmable impedance elements	8947913		Issued	2/3/15
Programmable impedance memory elements with laterally extending cell structure	8952351		Issued	2/10/15
Memory cell device and method of manufacture	8952493		Issued	2/10/15
Resistive devices and methods of operation thereof	8953362		Issued	2/10/15
Circuits and methods for programming variable impedance elements	8976568		Issued	3/10/15
Memory devices, circuits and, methods that apply different electrical conditions in access	8982602		Issued	3/17/15
Reverse program and erase cycling algorithms	8995167		Issued	3/31/15
Memory cells, devices and method with dynamic storage elements and programmable impedance shadow elements	8995173		Issued	3/31/15
Resistive devices and methods of operation thereof	9001553		Issued	4/7/15
Safeguarding data through an smt process	9007808		Issued	4/14/15
Application of relaxation voltage pulses to programmable impedance elements during read operations	9007814		Issued	4/14/15
Verify pulse delay to improve resistance window	9019745		Issued	4/28/15
Pre-conditioning circuits and methods for programmable impedance elements in memory devices	9025396		Issued	5/5/15
Resistive switching memories	9029829		Issued	5/12/15
Ultra-deep power-down mode for memory devices	9037890		Issued	5/19/15
Programmable window of operation for cbram	9047948		Issued	6/2/15
Coding techniques for reducing write cycles for memory	9047975		Issued	6/2/15
Triggered cell annihilation for resistive switching memory devices	9053789		Issued	6/9/15
Memory elements and methods with improved data retention and/or endurance	9070877		Issued	6/30/15
Memory devices and methods for read and write operation to memory elements having dynamic change in property	9099175		Issued	8/4/15
Resistive switching memory device with diode select	9099176		Issued	8/4/15
Solid electrolyte memory elements with electrode interface for improved performance	9099633		Issued	8/4/15

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Title:	Patent Number:	Application/ Serial Number:	Issued or Published?	Issued/Published Date:
System architecture with multiple memory types, including programmable impedance memory elements	9147464		Issued	9/29/15
Programmable impedance element circuits and methods	9159414		Issued	10/13/05
Resistive memory devices, circuits and methods having read current limiting	9165648		Issued	10/20/15
Memory devices, circuits and methods having data values based on dynamic change in material property	9177639		Issued	11/3/15
Multi-port memory devices and methods having programmable impedance elements	9208870		Issued	12/8/15
Verify pulse delay to improve resistance window	9208876		Issued	12/8/15
Resistive switching devices having a switching layer and an intermediate electrode layer and methods of formation thereof	9252359		Issued	2/2/16
Solid electrolyte based memory devices and methods having adaptable read threshold levels	9305643		Issued	4/5/16
Fabrication methods of conducting bridge random access memory (cbram) device structures	9306161		Issued	4/5/16
Latch circuit and methods with programmable impedance elements	9330755		Issued	5/3/16
Common plate switching reduction in resistive switching memory devices	9336868		Issued	5/10/16
Circuits having programmable impedance elements and vertical access devices	9343667		Issued	5/17/16
Sensing data in resistive switching memory devices	9361975		Issued	6/7/16
Circuits and methods for placing programmable impedance memory elements in high impedance states	9368198		Issued	6/14/16
Capacitor arrangements using a resistive switching memory cell structure	9368206		Issued	6/14/16
Prototyping integrated circuit devices with programmable impedance elements	9373398		Issued	6/21/16
Two terminal resistive access devices and methods of formation thereof	9373786		Issued	6/21/16
Memory devices and methods having write data permutation for cell wear reduction		13626721	Published	9/25/12
Network interface with logging		13716357	Published	12/17/12
Programmable impedance memory elements and corresponding methods		14195787	Published	3/3/14
Nonvolatile memory elements having conductive structures with semimetals and/or semiconductors		14217256	Published	3/17/14
Serial memory device alert of an external host to completion of an internally self-timed operation		14516261	Published	10/16/14
Resistive switching memory		14552250	Published	11/24/14
Resistive devices and methods of operation thereof		14599654	Published	1/19/15
Resistive switching element		11746393	Published	5/9/07
Current sense amplifier	6946882		Issued	9/20/05
Cbram cell and cbram array, and method of operating thereof	7515454		Issued	4/7/09
Method for fabricating a solid electrolyte memory device and solid electrolyte memory device	7658773		Issued	2/9/10
Method of operating a resistive memory device with a ramp-up/ramp-down program/erase pulse	9165644		Issued	10/20/15

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Title:	Patent Number:	Application/ Serial Number:	Issued or Published?	Issued/Published Date:
Concurrent read and write operations in a serial flash device		14719814	Published	5/22/15
Programmable resistive memory elements with electrode interface layer and memory devices including the same		14791412	Published	7/4/15
Ultra-deep power-down mode for memory devices		14698205	Published	4/28/15

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Exhibit 1.4

INSURANCE AUTHORIZATION LETTER

In accordance with the insurance coverage requirements of the Business Financing Agreement dated as of July 7, 2016 (the “Agreement”) between WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION (“Lender”), and ADESTO TECHNOLOGIES CORPORATION (“Borrower”), coverage is to be provided as set forth below:

COVERAGE:	All risk including liability and property damage.

INSURED:	ADESTO TECHNOLOGIES CORPORATION

LOCATION(s) OF COLLATERAL:

1.	1250 Borregas Avenue, Sunnyvale, CA 94089

2.	1925 Zanker Avenue, San Jose CA 95112

Insuring Agent:	HUB International

Address:	180 Sutter Street

San Francisco CA 94104

Phone Number:	415-529-3475

Fax Number:

ADDITIONAL INSURED AND LOSS PAYEE:

Lender, as its respective interests may appear below.

LENDER:

WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION

55 Almaden Blvd.

San Jose, CA 95113

Attn: Note Dept

Fax # 408-689-8542

Phone # 408-423-8500

The above coverage is to be provided prior to funding the Agreement. Borrower hereby agrees to pay for the coverage above and by signing below acknowledges its obligation to do so.

Signature:	/s/ Ron Shelton
Title:	CFO
Date:	July 7, 2016

WEST\269906068.2

355157-000162

Exhibit 1.5

BORROWER: ADESTO TECHNOLOGIES CORPORATION

GUARANTOR: ARTEMIS ACQUISITION LLC

GUARANTY

To:	WESTERN ALLIANCE BANK, an Arizona corporation

1. The Guaranty. For valuable consideration, the undersigned (“Guarantor”) hereby unconditionally guarantees and promises to pay promptly to WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION (“Lender”), or order, in lawful money of the United States, any and all Indebtedness of ADESTO TECHNOLOGIES CORPORATION (“Borrower”) to Lender when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter. The liability of Guarantor under this Guaranty is not limited as to the principal amount of the Indebtedness guaranteed and includes, without limitation, liability for all interest, fees, indemnities (including, without limitation, hazardous waste indemnities), and other costs and expenses relating to or arising out of the Indebtedness. The liability of Guarantor is continuing and relates to any Indebtedness, including that arising under successive transactions which shall either continue the Indebtedness or from time to time renew it after it has been satisfied. This Guaranty is cumulative and does not supersede any other outstanding guaranties, and the liability of Guarantor under this Guaranty is exclusive of Guarantor’s liability under any other guaranties signed by Guarantor. If more than one individual or entity sign this Guaranty, their obligations under this Guaranty shall be joint and several.

2. Definitions. As used herein:

(a) “Borrower” means the individual or the entity named in Paragraph 1 of this Guaranty and, if more than one, then any one or more of them.

(b) “Guarantor” means the individual or the entity signing this Guaranty and, if more than one, then any one or more of them, jointly and severally.

(c) “Indebtedness” means any and all debts, liabilities, and obligations of Borrower to Lender, now or hereafter existing, whether voluntary or involuntary and however arising, whether direct or indirect or acquired by Lender by assignment, succession, or otherwise, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, held or to be held by Lender for its own account or as agent for another or others, whether Borrower may be liable individually or jointly with others, whether recovery upon such debts, liabilities, and obligations may be or hereafter become barred by any statute of limitations, and whether such debts, liabilities, and obligations may be or hereafter become otherwise unenforceable. Indebtedness includes, without limitation, any and all obligations of Borrower to Lender for reasonable attorneys’ fees and all other costs and expenses incurred by Lender in the collection or enforcement of any debts, liabilities, and obligations of Borrower to Lender.

3. Obligations Independent. The obligations hereunder are independent of the obligations of Borrower or any other guarantor, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or any other guarantor or whether Borrower or any other guarantor be joined in any such action or actions. Anyone executing this Guaranty shall be bound by its terms without regard to execution by anyone else.

4. Rights of Lender. Guarantor authorizes Lender, without notice or demand and without affecting its liability hereunder, from time to time to: (a) renew, compromise, extend, accelerate, or otherwise change the time for payment, or otherwise change the terms, of the Indebtedness or any part thereof, including increase or decrease of the rate of interest thereon, or otherwise change the terms of the Indebtedness; (b) receive and hold security for the payment of this Guaranty or any Indebtedness and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security; (c) apply such security and direct the order or manner of sale thereof as Lender in its discretion may determine; and (d) release or substitute any Guarantor or any one or more of any endorsers or other guarantors of any of the Indebtedness.

5. Guaranty to be Absolute. Guarantor agrees that until the Indebtedness has been paid in full and any terminated, Guarantor shall not be released by or because of the taking, or failure to take, any action that might in any manner or to any extent vary the risks of Guarantor under this Guaranty or that, but for this paragraph, might discharge or otherwise reduce, limit, or modify Guarantor’s obligations under this Guaranty. Guarantor waives and surrenders any defense to any liability under this Guaranty based upon any such action, including but not limited to any action of Lender described in the immediately preceding paragraph of this Guaranty. It is the express intent of Guarantor that Guarantor’s obligations under this Guaranty are and shall be absolute and unconditional.

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6. Guarantor’s Waivers of Certain Rights and Certain Defenses. Guarantor waives: (a) any right to require Lender to proceed against Borrower, proceed against or exhaust any security for the Indebtedness, or pursue any other remedy in Lender’s power whatsoever; (b) any defense arising by reason of any disability or other defense of Borrower, or the cessation from any cause whatsoever of the liability of Borrower other than the indefeasible satisfaction in full, in cash of all Obligations; (c) any defense based on any claim that Guarantor’s obligations exceed or are more burdensome than those of Borrower; and (d) the benefit of any statute of limitations affecting Guarantor’s liability hereunder. No provision or waiver in this Guaranty shall be construed as limiting the generality of any other waiver contained in this Guaranty.

7. Waiver of Subrogation. Until the Indebtedness has been paid in full and any commitments of Lender or facilities provided by Lender with respect to the Indebtedness have been terminated, Guarantor agrees not to exercise or assert any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory, or otherwise) including, without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11, United States Code) or any successor statute, arising from the existence or performance of this Guaranty, and Guarantor waives any right to enforce any remedy which Lender now has or may hereafter have against Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by Lender.

8. Waiver of Notices. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of intent to accelerate, notices of acceleration, notices of any suit or any other action against Borrower or any other person, any other notices to any party liable on the Indebtedness (including Guarantor), notices of acceptance of this Guaranty, and notices of the existence, creation, or incurring of new or additional Indebtedness.

9. Waivers of Other Rights and Defenses.

(a) Guarantor waives any rights and defenses that are or may become available to Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code until the Obligations have been indefeasibly satisfied in full in cash and any commitments of Lender or facilities provided by Lender with respect to the Obligations have been terminated.

(b) Guarantor waives all rights and defenses that Guarantor may have because any of the Indebtedness is secured by real property. This means, among other things: (i) Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower; and (ii) if Lender forecloses on any real property collateral pledged by Borrower: (1) the amount of the Indebtedness may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because any of the Indebtedness is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

(c) Guarantor waives any right or defense it may have at law or equity, including California Code of Civil Procedure Section 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.

10. Security. To secure all of Guarantor's obligations hereunder, Guarantor has entered into a certain Third Party Security Agreement, of even date herewith, with Lender (the “Security Agreement”).

11. Subordination. Any obligations of Borrower to Guarantor, now or hereafter existing, including but not limited to any obligations to Guarantor as subrogee of Lender or resulting from Guarantor’s performance under this Guaranty, are hereby subordinated to the Indebtedness. In addition to Guarantor’s waiver of any right of subrogation as set forth in this Guaranty with respect to any obligations of Borrower to Guarantor as subrogee of Lender, Guarantor agrees that, if Lender so requests, Guarantor shall not demand, take, or receive from Borrower, by setoff or in any other manner, payment of any other obligations of Borrower to Guarantor until the Indebtedness has been paid in full and any commitments of Lender or facilities provided by Lender with respect to the Indebtedness have been terminated. If any payments are received by Guarantor in violation of such waiver or agreement, such payments shall be received by Guarantor as trustee for Lender and shall be paid over to Lender on account of the Indebtedness, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Any security interest, lien, or other encumbrance that Guarantor may now or hereafter have on any property of Borrower is hereby subordinated to any security interest, lien, or other encumbrance that Lender may have on any such property.

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12. Revocation of Guaranty.

(a) Guarantor absolutely, unconditionally, knowingly, and expressly waives any right to revoke this Guaranty as to future Indebtedness and, in light thereof, all protection afforded Guarantor under Section 2815 of the California Civil Code. Guarantor fully realizes and understands that, upon execution of this agreement, Guarantor will not have any right to revoke this Guaranty as to any future Indebtedness and, thus, may have no control over such Guarantor’s ultimate responsibility for the Indebtedness. If, contrary to the express intent of this agreement, any such revocation is effective notwithstanding the foregoing waiver, Guarantor acknowledges and agrees that: (a) no such revocation shall be effective until written notice thereof has been received by Lender; (b) no such revocation shall apply to any Indebtedness in existence on such date (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof); (c) no such revocation shall apply to any Indebtedness made or created after such date to the extent made or created pursuant to a legally binding commitment of Lender which is, or is believed in good faith by Lender to be, in existence on the date of such revocation; (d) no payment by Borrower, or from any other source, prior to the date of such revocation shall reduce the obligations of such Guarantor hereunder; and (e) any payment by Borrower or from any source other than such Guarantor, subsequent to the date of such revocation, shall first be applied to that portion of the obligations, if any, as to which the revocation by such Guarantor is effective (and which are not, therefore, guarantied by such Guarantor hereunder), and, to the extent so applied, shall not reduce the obligations of such Guarantor hereunder.

(b) Guarantor acknowledges and agrees that this Guaranty may be revoked only in accordance with the foregoing provisions of this paragraph and shall not be revoked simply as a result of any change in name, location, or composition or structure of Borrower, the dissolution of Borrower, or the termination, increase, decrease, or other change of any personnel or owners of Borrower.

13. Reinstatement of Guaranty. If this Guaranty is revoked, returned, or cancelled, and subsequently any payment or transfer of any interest in property by Borrower to Lender is rescinded or must be returned by Lender to Borrower, this Guaranty shall be reinstated with respect to any such payment or transfer, regardless of any such prior revocation, return, or cancellation.

14. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of Borrower or otherwise, all such Indebtedness guaranteed by Guarantor shall nonetheless be payable by Guarantor immediately if requested by Lender.

15. No Deductions. All payments by Guarantor hereunder shall be paid in full, without setoff or counterclaim or any deduction or withholding whatsoever, including, without limitation, for any and all present and future taxes. In the event that Guarantor or Lender is required by law to make any such deduction or withholding, Guarantor agrees to pay on behalf of Lender such amount directly to the appropriate person or entity, or if the Guarantor cannot legally comply with the foregoing, Guarantor shall pay to Lender such additional amounts as will result in the receipt by Lender of the full amount payable hereunder. Guarantor shall promptly provide Lender with evidence of payment of any such amount made on Lender’s behalf.

16. Information Relating to Borrower. Guarantor acknowledges and agrees that it shall have the sole responsibility for, and has adequate means of, obtaining from Borrower such information concerning Borrower’s financial condition or business operations as Guarantor may require, and that Lender has no duty, and Guarantor is not relying on Lender, at any time to disclose to Guarantor any information relating to the business operations or financial condition of Borrower.

17. Borrower’s Authorization. Where Borrower is a corporation, partnership, trust, or limited liability company, it is not necessary for Lender to inquire into the powers of Borrower or of the officers, directors, partners, members, managers, or agents acting or purporting to act on its behalf, and any Indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder, subject to any limitations on Guarantor’s liability set forth herein.

18. Information Relating to Guarantor. Guarantor authorizes Lender to verify or check any information given by Guarantor to Lender, check Guarantor’s credit references, verify employment, and obtain credit reports. Guarantor acknowledges and agrees that the authorizations provided in this paragraph apply to any individual general partner of Guarantor and to Guarantor’s spouse and any such general partner’s spouse if Guarantor or such general partner is married and lives in a community property state.

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19. Guarantor’s Covenants. Until the Indebtedness has been paid in full and any commitments of Lender or facilities provided by Lender with respect to the Indebtedness have been terminated and each and every term, covenant, and condition of this Guaranty is fully performed, Guarantor agrees:

(a) to provide the following financial information and statements in form and content acceptable to Lender, and such additional information as requested by Lender from time to time:

(i) Guarantor’s annual financial statements upon request of Lender. These financial statements must be audited, (with an opinion satisfactory to Lender) by a Certified Public Accountant (“CPA”) acceptable to Lender;

(ii) Guarantor’s quarterly financial statements upon request of Lender. These financial statements must be certified and dated by an authorized financial officer of Guarantor;

(iii) copies of Guarantor’s federal income tax return (with all forms K-1 attached) together with a statement of any contributions made by Guarantor to any subchapter S corporation or trust, and, if requested by Lender, copies of any extensions of the filing date.

20. Taxes. Guarantor represents and warrants that it is organized and resident in the United States of America. If Guarantor must make a payment under this Guaranty, Guarantor represents and warrants that it will make the payment from one of its U.S. resident offices to a U.S. office of Lender so that no withholding tax is imposed on the payment. If notwithstanding the foregoing, Guarantor makes a payment under this Guaranty to which withholding tax applies, then Guarantor shall pay any taxes (other than taxes on net income (a) imposed by the country or any subdivision of the country in which Lender’s principal office or actual lending office is located and (b) measured by the United States taxable income Lender would have received if all payments under or in respect of this Guaranty were exempt from taxes levied by Guarantor’s country) that are at any time imposed on any such payments under or in respect of this Guaranty including, but not limited to, payments made pursuant to this paragraph. Further, Guarantor shall also pay to Lender, on demand, all additional amounts that Lender specifies as necessary to preserve the after-tax yield Lender would have received if such taxes had not been imposed.

21. Change of Status. Guarantor shall not enter into any consolidation, merger, or other combination unless Guarantor is the surviving business entity. Further, Guarantor shall not change its legal structure unless (a) Guarantor obtains the prior written consent of Lender and (b) all Guarantor’s obligations under this Guaranty are assumed by the new business entity.

22. Notices. All notices required under this Guaranty shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier, to the addresses on the signature page of this Guaranty, or sent by facsimile to the fax numbers listed on the signature page, or to such other addresses as Lender and Guarantor may specify from time to time in writing. Notices sent by (a) first class mail shall be deemed delivered on the earlier of actual receipt or on the fourth business day after deposit in the U.S. mail, postage prepaid, (b) overnight courier shall be deemed delivered on the next business day, and (c) telecopy shall be deemed delivered when transmitted.

23. Successors and Assigns. This Guaranty (a) binds Guarantor and Guarantor’s executors, administrators, successors, and assigns, provided that Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of Lender, and (b) inures to the benefit of Lender and Lender’s indorsees, successors, and assigns. Lender may, without notice to Guarantor and without affecting Guarantor’s obligations hereunder, sell, assign, grant participations in, or otherwise transfer to any other person, firm, or corporation the Indebtedness and this Guaranty, in whole or in part. Guarantor agrees that Lender may disclose to any assignee or purchaser, or any prospective assignee or purchaser, of all or part of the Indebtedness any and all information in Lender’s possession concerning Guarantor, this Guaranty, and any security for this Guaranty.

24. Amendments, Waivers, and Severability. No provision of this Guaranty may be amended or waived except in writing. No failure by Lender to exercise, and no delay in exercising, any of its rights, remedies, or powers shall operate as a waiver thereof, and no single or partial exercise of any such right, remedy, or power shall preclude any other or further exercise thereof or the exercise of any other right, remedy, or power. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision of this Guaranty.

25. Costs and Expenses. Guarantor agrees to pay all reasonable attorneys’ fees, including allocated costs of Lender’s in-house counsel, and all other costs and expenses which may be incurred by Lender (a) in the enforcement of this Guaranty or (b) in the preservation, protection, or enforcement of any rights of Lender in any case commenced by or against Guarantor or Borrower under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute.

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26. Governing Law and Jurisdiction. This Guaranty shall be governed by and construed under the laws of the State of California. Guarantor irrevocably (a) submits to the non-exclusive jurisdiction of any federal or state court sitting in the State of California in any action or proceeding arising out of or relating to this Guaranty and (b) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith. Service of process by Lender in connection with such action or proceeding shall be binding on Guarantor if sent to Guarantor by registered or certified mail at its address specified below.

27. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER, HAS DETERMINED FOR ITSELF THE NECESSITY TO REVIEW THE SAME WITH ITS LEGAL COUNSEL, AND KNOWINGLY AND VOLUNTARILY WAIVES ALL RIGHTS TO A JURY TRIAL.

28. Reference Provision.

a. In the event the Jury Trial waiver is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

b. With the exception of the items specified in Section 28(c) below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the “Loan Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Loan Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

c. The matters that shall not be subject to a reference are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

d. The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

e. The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

f. The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days

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after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

g. Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

h. The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

i. If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

j. THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

29. Remedies. All rights and remedies provided in this Guaranty and any instrument or agreement referred to herein are cumulative and are not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

30. Severability. The illegality or unenforceability of any provision of this Guaranty or any instrument or agreement referred to herein shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Guaranty or any instrument or agreement referred to herein.

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Executed as of July 7, 2016.

“Guarantor”

ARTEMIS ACQUISITION LLC

By: Adesto Technologies Corporation, as sole member and manager of Artemis Acquisition LLC

	By:	/s/ Narbeh Derhacobian
	Name	NARBEH DERHACOBIAN
	Title:	President and Chief Executive Officer

Address for notices to Lender:	Address for notices to Guarantor:

WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION	ARTEMIS ACQUISITION LLC c/o ADESTO TECHNOLOGIES CORPORATION

55 Almaden Boulevard	1250 Borregas Ave.
San Jose, California 95113	Sunnyvale, CA 94089
Tel: (408) 556-6502	Tel: (408) 400-0578
Fax: (408) 423-8510

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Exhibit 1.6

Company: ARTEMIS ACQUISITION LLC, a California limited liability company

THE  UNDERSIGNED hereby certifies that  ARTEMIS ACQUISITION LLC, a  California limited  liability company (“Company”), is duly organized, existing and in good standing as a member-managed
X	manager-managed

limited liability company under and by virtue of the laws of the State of California, and that the undersigned is the sole member and manager of Company.

and that Company’s name shown above is the complete and correct name of Company.

THE UNDERSIGNED FURTHER CERTIFIES that at a meeting of Company (or by other duly authorized company action in lieu of a meeting), duly called and held, at which all of the undersigned were present and voting, the following resolutions were adopted:

BE IT RESOLVED, that any one (I) of the following named officers, employees, or agents of the sole member and manager of Company, whose actual signatures are shown below:

NAMES	POSITION	ACTUAL SIGNATURES

Narbeh Derhacobian	President and CEO OF Adesto Technologies Corporation	/s/ Narbeh Derhacobian
Ron Shelton	Chief Financial Officer of Adesto Technologies Corporation	/s/ Ron Shelton

acting for and on behalf of the Company and as its act and deed be, and they hereby are, authorized and empowered in the name of the Company:

Guaranty. The Company is authorized to guarantee loans and other extensions of credit made to ADESTO TECHNOLOGIES CORPORATION (“Borrower”) by WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION (“Bank”), pursuant to a Guaranty executed in favor of Bank (together with each document or agreement executed or delivered in connection therewith including but not limited to that certain Third Party Security Agreement between the Company and Bank dated as of July 7, 2016 and that certain Intellectual Property Security Agreement between the Company and Bank dated as of July 7, 2016, as each such document or agreement is amended from time to time, collectively, the "Guaranty  Documents") and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for the Guaranty Documents, or any portion thereof.

Further Acts.  In the case of lines of credit, to designate additional or alternate individuals as being authorized to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of Company's agreements or commitments in effect at the time notice is given.

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THE UNDERSIGNED FURTHER CERTIFIES that the officers, employees, and agents of Borrowers named above are duly elected, appointed, or employed by or for Borrower, as the case may be, and occupy the positions set opposite their names; that the foregoing Resolutions now stand of  record on the  books of  Company, and that  the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

THE UNDERSIGNED FURTHER CERTIFIES that the Articles of Organization filed at the California Secretary of State on July 9, 2012, and the Operating Agreement of Company, dated as of July 10, 2012 in the form presented to Bank as of the date hereof are true and correct, in full force and effect as of the date hereof, and that no provision of either such document restricts the Company from entering into, or performing its obligations under, the Guaranty Documents.

The undersigned officer of the sole member and manager of Company has read all the provisions of this Limited Liability Company Resolution, and on behalf of Company certifies and agrees to its terms.  This certificate is dated July 7, 2016.

By: Adesto Technologies Corporation,

as sole member and manager of Artemis Acquisition LLC

By:	/s/ Narbeh Derhacobian
	Name:	Narbeh Derhacobian
	Its:	President and Chief Executive Officer

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Exhibit 1.7

COMPLIANCE CERTIFICATE

TO:	WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION (the “Lender”)

FROM:	ADESTO TECHNOLOGIES CORPORATION (the “Borrower”)

The undersigned authorized officer of Borrower hereby certifies that in accordance with the terms and conditions of the Business Financing Agreement between Borrower and Lender (the “Agreement”), (i) Borrower is in complete compliance for the period ending July 6, 2016 with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies

Consolidated monthly financial statements and Compliance Certificate	Within 30 days of the end of each calendar month	Yes	No	N/A

A/R & A/P Agings, Borrowing Base Certificate, Backlog Schedule, Deferred Revenue Schedule, Inventory Sell-Through Report (one month in arrears),Credit Memo/Adjustments Report	Monthly within 10 days thereafter	Yes	No	N/A

Consolidated annual financial statements (CPA audited) and lOK/IOQ	Upon filing with SEC	Yes	No

AIR & Collateral Audit	Prior to the initial Advance and annually thereafter	Yes	No

Board approved operating projections (including income statements, balance sheets and cash flow statement.)	60 days after each FYE.	Yes	No

Financial Covenant	Required	Actual		Complies

Liquidity Ratio	1.15 to 1.00	~ 1.20 to 1.00 (1)	Yes	No

(1) Calculation  based on est payoff of op us debt of $ 10,508k + $150k commitment fee

Deposits
Deposits held at Western Alliance Bank:
$39k
Deposits held outside of Western Alliance Bank:
$14,524k

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Sincerely,	Received by	/s/ Lisa Chang
/s/ Ron Shelton		AUTHORIZED SIGNER
SIGNATURE
CFO	Date	7/6/16
TITLE
7/6/16	Verified
DATE		AUTHORIZED SIGNER

Date

	Compliance Status		YES	NO

WEST\269902313.2

355157-000162